Exhibit 10.1

EXECUTION COPY

INVESTMENT AGREEMENT

dated as of December 10, 2007

between

MBIA INC.

and

WARBURG PINCUS PRIVATE EQUITY X, L.P.

-i-

ARTICLE V

Termination
5.1	Termination	48
5.2	Effects of Termination	49

ARTICLE V

Miscellaneous
6.1	Survival	49
6.2	Amendment	49
6.3	Waivers	49
6.4	Counterparts and Facsimile	50
6.5	Governing Law	50
6.6	WAIVER OF JURY TRIAL	50
6.7	Notices	50
6.8	Entire Agreement, Etc.	51
6.9	Other Definitions	51
6.10	Captions	52
6.11	Severability	52
6.12	No Third Party Beneficiaries	52
6.13	Time of Essence	53
6.14	Certain Adjustments	53
6.15	Public Announcements	53

-ii-

LIST OF EXHIBITS

Exhibit A:	Warrant Certificate
Exhibit B:	B-Warrant Certificate
Exhibit C:	Voting Trust Agreement

-iii-

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(b)
Agreement	Preamble
B-Warrant	Recitals
B-Warrant Certificate	Recitals
Benefit Plan	2.2(p)(1)
Board of Directors	2.2(d)(1)
Board Representatives	4.4(a)
Business Combination	4.1(d)(3)
business day	6.9(f)
CERCLA	2.2(u)
Change in Control	4.1(d)
Closing	1.2(a)(1)
Closing Date	1.2(a)(1)
Code	2.2(p)(3)
Common Stock/Common Shares	Recitals
Company	Preamble
Company Financial Statements	2.2(f)(1)
Company Insurance Subsidiaries	2.2(b)
Company Preferred Stock	2.2(c)
Company Reports	2.2(g)(1)
Company Significant Agreement	2.2(k)
Company Stock Option	2.2(c)
Company Subsidiary/Company Subsidiaries	2.2(b)
Company 10-K	2.2(f)(1)
control/controlled by/under control with	6.9(b)
Demand Registration	4.13(a)(1)
Disclosure Schedule	2.1(a)
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(7)
Exchange Act	2.2(g)
Extension Period	4.8
Governmental Entities	2.2(d)
Gross-Up Entity	4.3(a)
herein/hereof/hereunder	6.9(e)
Holdback Period	4.12(g)
Holder’s Counsel	4.12(d)(2)
HSR Act	1.2(a)(3)(A)(i)
including/includes/included/include	6.9(d)
Incumbent Directors	4.1(d)(1)
Indemnified Parties	4.9(c)
Indemnifying Party	4.9(c)

-iv-

Information	3.3(b)
Insurance Regulatory Approvals	1.2(a)(2)
Insurance Subsidiary Annual Statements	2.2(f)(2)
Intellectual Property	2.2(x)
Investor	Preamble
IRS	2.2(i)
Losses	4.9(a)
Material Adverse Effect	2.1(b)
Multiemployer Plan	2.2(p)(7)
Multiple Employer Plan	2.2(p)(7)
New Security	4.3(a)
Non-Qualifying Transaction	4.1(d)(3)
or	6.9(c)
Parent Corporation	4.1(d)(3)
PBGC	2.2(p)(6)
person	6.9(g)
Piggyback Registration	4.12(b)(1)
Previously Disclosed	2.1(c)
Qualified Plans	2.2(p)(3)
Qualifying Ownership Interest	3.3(a)
Rating Agencies	2.2(y)
Registrable Securities	4.12(a)(1)
Registration Expenses	4.12(d)(1)
Registration Request	4.12(a)(1)
Registration Statement	4.12(a)(1)
Regulators	2.2(b)
Rights Offering Closing	1.2(b)(1)
Rights Offering Closing Date	1.2(b)(1)
Rights Offering	4.10(a)
SAP	2.2(f)(2)
SEC	2.2(f)(1)
Section 16(b) Period	4.8
Securities	Recitals
Securities Act	2.2(g)(1)
Short-Form Registration	4.12(a)(3)
Shortfall Amount	4.10(b)(1)
Special Registration	4.12(b)(1)
subsidiary	6.9(a)
Surviving Corporation	4.1(d)(3)
Tax/Taxes	2.2(i)
Threshold Amount	4.9(e)
Transaction Documents	Recitals
Transfer	4.2(a)
Voting Securities	4.1(d)(2)
Voting Trust Agreement	1.2(a)(2)
Warrant	Recitals

-v-

Warrants	Recitals
Warrant Certificate	Recitals
Warrant Certificates	Recitals

-vi-

INVESTMENT AGREEMENT, dated as of December 10, 2007 (this “Agreement”), between MBIA Inc., a Connecticut corporation (the “Company”), and Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (the “Investor”).

RECITALS:

A. The Investment. The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein. The securities to be purchased at the Closing (as defined below) are:

(1) shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock” or “Common Shares”);

(2) warrant (the “Warrant”) to purchase shares of Common Stock; and

(3) warrant (the “B-Warrant,” together with the Warrant, the “Warrants”) exercisable for certain consideration set forth therein.

B. The Securities. The term “Securities” refers collectively to (1) the shares of Common Stock and the Warrants purchased under this Agreement, and (2) any securities (including shares of Common Stock into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof and of this Agreement). When purchased, the Warrant will be evidenced by a certificate substantially in the form attached as Exhibit A (the “Warrant Certificate”). When purchased, the B-Warrant will be evidenced by a certificate substantially in the form attached as Exhibit B (the “B-Warrant Certificate,” together with the Warrant Certificate, the “Warrant Certificates”).

C. Transaction Documents. The term “Transaction Documents” refers collectively to this Agreement, the Warrant Certificates and the Voting Trust Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will sell to the Investor the Securities as set forth in Section 1.2.

1.2 Closings. The transactions contemplated hereby will occur over one or two closings. The shares of Common Stock and the Warrants to be issued pursuant to this Agreement will have been duly authorized by all necessary corporate action. The shares of Common Stock and the Warrants will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. Not less than 16,129,032 shares of Common Stock shall be duly reserved for issuance upon the conversion of the Warrants. When issued upon the conversion of the Warrants, such shares of Common Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.

(a) Closing.

(1) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing (the “Closing”) shall occur as promptly as practicable but in no event later than the third business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions set forth in this Agreement to the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment of those conditions), at the offices of Wachtell, Lipton, Rosen & Katz located at 51 West 52nd Street, New York, New York 10019 or such other location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(2) Subject to the satisfaction or waiver of the conditions to the Closing in Section 1.2(a)(3), at the Closing, the Company will deliver to the Investor (A) certificates representing 16,129,032 shares of Common Stock, one or more certificates representing the Warrant exercisable to purchase 8,698,920 shares of Common Stock, and one or more certificates representing the B-Warrant, upon obtaining certain approvals, exercisable to purchase 7,430,112 shares of Common Stock against (B) payment therefor by wire transfer of immediately available United States funds to a bank account designated by the Company for an aggregate purchase price of $500,000,000; provided that, up to 9,949,622 shares of Common Stock may be placed into a voting trust pursuant to a voting trust agreement substantially in the form attached to this Agreement as Exhibit C (the “Voting Trust Agreement”) (subject to such changes as may be occasioned by discussions with relevant regulators and as may be mutually agreeable to the parties) (for the avoidance of doubt, for purposes of this Agreement, the Investor shall be considered the beneficial owner of any such Securities placed into the voting trust), until the receipt of the Previously Disclosed regulatory approvals set forth on Schedule 1.2(a)(2) (the “Insurance Regulatory Approvals”); provided, further, that at the Investor’s option, prior to the Closing, the Investor may designate that part of the Warrant be purchased as B-Warrant (to the extent reasonably necessary for regulatory purposes). The parties shall agree within 120 days of the date of this Agreement upon the allocation of the aggregate purchase price between the aggregate shares of Common Stock and the aggregate Warrants; provided that if the parties shall not agree to an allocation within such 120 day period, the Company and the Investor shall select an independent third party expert in such matters to determine the allocation, and such determination shall be binding. The parties agree to take no position inconsistent with such allocation for Tax or accounting purposes, except as required by a determination as defined in Section 1313(a) of the Code.

(3) Closing Conditions. (A) The respective obligation of each of the Investor and the Company to consummate the Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Closing of the following conditions:

(i) all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) or competition or merger control laws of other jurisdictions, required to consummate the Closing shall have been obtained or made and shall be in full force and effect;

(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning or voting any Securities (other than such Securities as may be held in the voting trust while held in such trust) and no lawsuit has been commenced by a Governmental Entity seeking to effect any of the foregoing;

(iii) all Insurance Regulatory Approvals required to consummate the Closing shall have been obtained or made and shall be in full force and effect, or the Investor and the Company shall have entered into mutually agreed alternative arrangements (such as the delivery of Securities into a voting trust) permitting the Closing to occur pending receipt of Insurance Regulatory Approvals; and

(iv) the shares of Common Stock to be issued in the Closing pursuant to this Agreement and the shares of Common Stock reserved for issuance pursuant to the conversion of the Warrants (in the case of the B-Warrant, following the approval of the stockholders pursuant to Section 3.1(b)) shall have been authorized for listing on the New York Stock Exchange or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance.

(B) The obligation of the Investor to consummate the Closing is also subject to the fulfillment or written waiver prior to the Closing of each of the following conditions:

(i) the Board of Directors shall have amended the Company’s by-laws in accordance with Section 8.01 of the Company’s by-laws to permit the expansion of the Board of Directors contemplated by Section 4.4(a);

(ii) the Company shall have taken the actions set forth on Schedule 1.2(a)(3)(B)(ii); and

(iii) the Company has performed in all material respects all obligations required to be performed by it at or prior to Closing under Section 3.1, 3.2, 3.3(a), 3.5 (other than Section 3.5(b)), 4.1(b), 4.4(a) and 4.7 of this Agreement.

(C) The obligation of the Company to consummate the Closing is also subject to the fulfillment or written waiver prior to the Closing of the following condition: the Investor has performed in all material respects all obligations required to be performed by it at or prior to Closing under Sections 3.1 and 3.3 of this Agreement.

(b) Rights Offering Closing.

(1) If the Investor shall purchase any shares of Common Stock in the Rights Offering pursuant to Section 4.10, then, the closing (the “Rights Offering Closing”) shall occur, subject to the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions set forth in this Agreement to the Rights Offering Closing (other than those conditions that by their nature are to be satisfied at the Rights Offering Closing, but subject to fulfillment of those conditions), at the offices of Wachtell, Lipton, Rosen & Katz located at 51 West 52nd Street, New York, New York 10019 or such other location as agreed by the parties. The date of the Rights Offering Closing (if it shall occur) is referred to as the “Rights Offering Closing Date.”

(2) Subject to Section 4.10 and subject to the satisfaction or waiver of the conditions to the Rights Offering Closing in Section 1.2(b)(3), if there shall occur a Rights Offering Closing, the Company will deliver to the Investor (A) certificates representing a number of shares of Common Stock determined in accordance with Section 4.10, against (B) payment therefor by wire transfer of immediately available United States funds to a bank account designated by the Company the amount determined in Section 4.10.

(3) Rights Offering Closing Conditions. (A) The respective obligation of each of the Investor and the Company to consummate the Rights Offering Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Rights Offering Closing of the following conditions:

(i) all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or competition or merger control laws of other jurisdictions, required to consummate the Closing shall have been obtained or made and shall be in full force and effect;

(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Rights Offering Closing or shall prohibit or restrict Investor or its Affiliates from owning or voting any Securities (other than such Securities as may be held in the voting trust while held in such trust) and no lawsuit has been commenced by a Governmental Entity seeking to effect any of the foregoing;

(iii) all Insurance Regulatory Approvals required to consummate the Rights Offering Closing shall have been obtained or made and shall be in full force and effect, or the Investor and the Company shall have entered into mutually agreed alternative arrangements (such as the delivery of Securities into a voting trust) permitting the Rights Offering Closing to occur pending receipt of Insurance Regulatory Approvals; and

(iv) the shares of Common Stock to be issued in the Rights Offering Closing pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance.

(C) The obligation of the Investor to consummate the Rights Offering Closing is also subject to the fulfillment or written waiver prior to the Rights Offering Closing of the following condition: the Company has performed in all material respects all obligations required to be performed by it at or prior to the Rights Offering Closing under Section 3.1, 3.2, 3.3(a), 3.5, 4.1(b), 4.3, 4.4(a), 4.7 and 4.10 of this Agreement.

ARTICLE II

Representations and Warranties

2.1 Disclosure. (a) On or prior to the date hereof, each of the Company and the Investor delivered to the other a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more of its covenants contained in Article III.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, respectively, or (2) would or would reasonably be expected to materially impair the ability of either the Investor or the Company, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Closing (or, if being measured following the Closing, the Rights Offering Closing) and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect, under clause (1), shall not be deemed to include the impact of (A) changes, after the date of this Agreement, in generally accepted accounting principles, (B) changes, after the date of this Agreement, in laws of general applicability or (C) general changes in the economy or the industries in which the Company and its Subsidiaries operate, in each case to the extent that such circumstances, events, changes, developments or effects described in the foregoing clauses (A) through (C) do not have a disproportionate effect on the Company and its subsidiaries, taken as a whole (relative to other industry participants).

(c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision and (2) the Company means information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the SEC and publicly available prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that:

(a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has furnished to the Investor true, correct and complete copies of the Company’s certificate of incorporation and by-laws as amended through the date of this Agreement.

(b) Company’s Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually a “Company Subsidiary” and collectively the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company, except for qualifying shares. The Company conducts its insurance operations through the Previously Disclosed Company Subsidiaries (the “Company Insurance Subsidiaries”), and has Previously Disclosed the states or jurisdictions where such Company Insurance Subsidiaries are domiciled or “commercially domiciled” for insurance regulatory purposes and such other states where the transactions contemplated by this Agreement will require the parties to obtain “change in control” approvals from any federal, state, local or foreign regulatory authorities of any kind (the “Regulators”). No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(c) Capitalization. The authorized capital stock of the Company consists of (1) 10,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”), of which no shares were outstanding as of the date of this Agreement, and (2) 400,000,000 shares of Common Stock, of which 125,393,699 shares were outstanding as of the date of this Agreement. As of the date of this Agreement, there are outstanding options (each, a “Company Stock Option”) to purchase an aggregate of 6,958,824 shares of Common Stock under the Benefit Plans. The maximum number of shares of Common Stock that would be outstanding as of the Closing Date if all options, warrants, conversion rights and other rights with respect thereto (excluding those to be issued to the Investor pursuant to this Agreement) were exercised is not more than 132,352,523. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. Except (1) as Previously Disclosed, (2) for the rights granted pursuant to the Transaction Documents or (3) under or pursuant to the Benefit Plans, as of the date of this Agreement there are no outstanding options, warrants, scripts, preemptive rights, subscriptions, contracts, contract, call or commitment, conversion privileges, calls, or other rights obligating the Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any Company Subsidiary. The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2006 and all dividends or other distributions have been declared, set aside, made or paid to the stockholders of the Company since that date.

(d) Authorization. (1) The Company has the corporate power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). Subject to such approvals of all governmental or regulatory federal, state, local and foreign authorities, agencies, courts, commissions or other entities, including stock exchanges and other self-regulatory organizations (collectively, “Governmental Entities”), as may be required by statute or regulation, the Transaction Documents are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). Except with respect to the stockholder approval necessary to permit the B-Warrant to be exercised for Common Stock, no stockholder vote of the Company is required to consummate the transactions contemplated hereby.

(2) Neither the execution, delivery and performance by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its certificate of incorporation or by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Company, any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Company.

(3) Other than as Previously Disclosed, and the securities or blue sky laws of the various states, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity, nor expiration nor termination of any statutory waiting periods, including any Regulators, is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents, including Section 4.3.

(e) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(f) Financial Statements. (1) The consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2006 and 2005 and related consolidated statements of income, stockholders’ equity and cash flows for the three years ended December 31, 2006, together with the notes thereto, certified by PricewaterhouseCoopers LLP and included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Company 10-K”), as filed with the U.S. Securities and Exchange Commission (the “SEC”), and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of September 30, 2007 and related consolidated statements of income, stockholders’ equity and cash flows for the quarter then ended, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 (collectively, the “Company Financial Statements”) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations and cash flows of the

Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(2) The audited balance sheets of the Company Insurance Subsidiaries as of December 31, 2006 and the related statements of income, stockholders’ equity and cash flows for the year thus ended, and their respective annual statements for the fiscal year ended December 31, 2006 (the “Insurance Subsidiary Annual Statements”), as filed with any applicable Regulators, have been prepared in accordance with SAP (as defined below) applied on a consistent basis and present fairly in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the year then ended. As used herein, “SAP” means the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted, permitted or promulgated by the respective states of incorporation of the Company Insurance Subsidiaries and applied in a consistent manner throughout the periods involved. The balance sheets of the Company and the Company Subsidiaries at dates after December 31, 2006, and the related statements of income, stockholders’ equity and cash flows, which have been filed with Regulators, copies of which have been made available to the Investor by the Company, have been prepared in accordance with SAP applied on a consistent basis and present fairly in all material respects the applicable Company Insurance Subsidiaries’ respective statutory financial conditions as of such dates and the results of their respective operations and cash flows.

(g) Reports. (1) Since December 31, 2004, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with (1) the SEC, including Forms 10-K, Forms 8-K, Forms 10-Q and proxy statements and any documents incorporated by reference therein, (2) the Regulators, including all premium rates, rating plans and policy forms established or used by the Company or any Company Subsidiary that are required to be filed with or approved by Regulators and (3) any applicable state securities or other regulatory authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Regulators and any applicable state securities or other regulatory authorities, as the case may be. As of the date of this Agreement, there are no outstanding comments from the SEC or other regulators with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange

Act”). To the knowledge of the Company, there are no facts existing peculiar to the Company or any Company Subsidiary not Previously Disclosed in the Company Reports or to the Investor in writing that has had a Material Adverse Effect. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. All premiums charged by the Company and each Company Subsidiary conform in all material respects with the insurance laws applicable thereto. Copies of all of the Company Reports not otherwise publicly filed have been made available to the Investor by the Company.

(2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2005, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any the Company Subsidiary, whether or not employed by the Company or any the Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h) Properties and Leases. To the extent reflected in the Company Financial Statements, except for any lien for current Taxes not yet delinquent, the Company and each Company Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2006 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default except for such as would not reasonably be expected to have a Material Adverse Effect.

(i) Taxes. Each of the Company and the Company Subsidiaries has filed all material federal, state, county, local and foreign Tax returns, including information returns, required to be filed by it and all such filed Tax returns are, true, complete and correct in all material respects, and paid all material Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. The federal income Tax returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2006, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS”) closed because of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be likely to have a Material Adverse Effect on the Company and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that are not reasonably likely to have a Material Adverse Effect on the Company). Except as is not reasonably likely to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary (x) has been informed by any jurisdiction that the jurisdiction believes that the Company or any Company Subsidiary was required to file any material Tax return that was not filed and (y) has not filed such return prior to the date hereof. Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section

1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean (1) any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, (2) liability for the payment of any amounts of the type described in clause (1) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, and (3) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1) or (2).

(j) Absence of Certain Changes. Since December 31, 2006 until the date of this Agreement, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that has had a Material Adverse Effect on the Company.

(k) Commitments and Contracts. The Company has Previously Disclosed or provided to the Investor true, correct and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1) any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by the Company or such Company Subsidiary);

(2) any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

(3) any material labor contract or agreement with any labor union;

(4) any material ceded reinsurance agreement applicable to insurance in force written by any Company Subsidiary, and any reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any

Company Subsidiary is a party or under which the Company or any Company Subsidiary has existing rights, obligations or liabilities, other than those entered into in the ordinary course of business;

(5) any material reinsurance, excess of loss, quota share or “stop loss” agreement, other than those entered into in the ordinary course of business consistent with past practice;

(6) any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

(7) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;

(8) any joint venture, partnership, strategic alliance or other similar contract (including any franchising agreement but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(9) any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Company Subsidiaries;

(10) any contract relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $10,000,000, except for those issued in the ordinary course of the Company’s insurance or asset management business;

(11) any real property lease and any other lease with annual rental payments aggregating $10,000,000 or more; and

(12) any material agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity, except for those entered into in the ordinary course of business.

Except as Previously Disclosed: (1) each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect, (2) the Company and each of the Company Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; (3) neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. To the Company’s knowledge, as of the date hereof, there are no material transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions, between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who beneficially owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand. There are no off-balance sheet liabilities to any Affiliates, except for insurance policies issued in the ordinary course of business consistent with past practice.

(l) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of such Securities to the registration requirements of the Securities Act.

(m) Litigation and Other Proceedings; No Undisclosed Liabilities. (1) There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Affect on the Company.

(2) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with U.S. generally accepted accounting practices, except for liabilities that have arisen since September 30, 2007 in the ordinary and usual course of business and consistent with past practice and that have not had a Material Adverse Effect.

(n) Compliance with Laws; Insurance. (1) The Company and each Company Subsidiary have all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the

Company or such Company Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no material suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current. The conduct by the Company and each Company Subsidiary of their business and the condition and use of their properties does not violate or infringe any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation in any material respect. Neither the Company nor any Company Subsidiary is in material default under any order, license, regulation, demand, writ, injunction or decree of any Governmental Entity. The Company and the Company Subsidiaries currently are complying with and none of them is under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees. Except for statutory or regulatory restrictions of general application to financial guaranty insurance companies, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary. Except for routine examinations by Regulators, as of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened.

(2) The Company and each Company Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All insurance policies issued by any Company Subsidiary that are now in force are, to the extent required under applicable law, in a form acceptable to applicable Regulators, or have been filed with and not objected to by such Regulators within the period provided for such objection.

(o) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary.

(p) Company Benefit Plans.

(1) The Company has Previously Disclosed a complete list of all employee benefit plans, programs, agreements, policies, practices, or other arrangements providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy (“Benefit Plan”).

(2) With respect to each Benefit Plan, the Company has delivered or made available to the Investor a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including all agreements, plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; and (B) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to the Investor, there are no amendments to any Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Benefit Plan.

(3) The Company has Previously Disclosed each Benefit Plan that is intended to be a “qualified plan” (“Qualified Plans”) within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(4) All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected in the financial statements.

(5) With respect to each Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that are likely to give rise to, any requirement for the posting of security with respect to a Benefit Plan or the imposition of any lien on the assets of the Company or any Company Subsidiary under ERISA or the Code. Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code since December 24, 2004, based upon a good faith, reasonable interpretation of the applicable Department of the Treasury guidance. All stock options to purchase shares of Common Stock have been granted in compliance with the terms of the applicable Benefit Plans, with applicable law, and with the applicable provisions of the Company’s governing organization documents as in effect at the applicable time, and all such stock options are accurately disclosed as required under applicable law in (x) the Company’s filings with the SEC, including the financial statements contained therein or attached thereto (if amended or superseded by a filing with the SEC made prior to the date hereof, as so amended or superseded), and (y) the Tax returns of the Company. In addition, the Company has not issued any stock options or any other similar equity awards pertaining to shares of Common Stock under any Benefit Plan with an exercise price that is less than the “fair market value” of the underlying shares of Common Stock on the date of grant, as determined for financial accounting purposes under generally accepted accounting principles applied on a consistent basis.

(6) With respect to each Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (B) the fair market value of the assets of such Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Benefit Plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full; (E) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiary; and (F) the PBGC has not instituted proceedings to terminate any such Benefit Plan and, to the Company’s knowledge, no condition exists that would reasonably be expected to result in such proceedings being instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Benefit Plan.

(7) No Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). None of the Company and the Company Subsidiaries nor any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(8) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in any liability (A) under Title IV or Section 302 of ERISA, (B) under Sections 412 and 4971 of the Code and (C) as a result of a material failure to comply with the continuation coverage, requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, that would be a liability of the Company and any Company Subsidiary or any of their respective ERISA Affiliates, other than such liabilities that have been Previously Disclosed. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(9) The Company and the Company Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries. The Company and each Company Subsidiary have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

(10) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any material payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (B) materially increase any benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits or (E) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(11) None of the Company and the Company Subsidiaries nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject the Company, any Company Subsidiary or any person that the Company or any Company Subsidiary has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(12) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists which would reasonably be expected to give rise to a claim or lawsuit, against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans which could reasonably be expected to result in any material liability of the Company or any Company Subsidiary.

(q) Reserves. Each reserve and other liability amount in respect of the insurance business, including, reserve and other liability amounts in respect of insurance policies, established or reflected in the Insurance Subsidiary Annual Statements was reviewed and certified by an independent actuary in accordance with applicable state insurance laws and regulations. Each insurance subsidiary of the Company owns assets that qualify as admitted assets under the insurance laws, rules and regulations of the jurisdiction of domicile of such subsidiary in an amount equal to the sum of all the reserves and liability amounts and the minimum statutory capital and surplus as required by the insurance laws, rules and regulations of the jurisdiction of domicile of such subsidiary. The reserves set forth in the Insurance Subsidiary Annual Statements for the years indicated for payment of insurance policy benefits, losses, claims and expenses were considered by management of the Company to be adequate as of the date of such statements to cover the total amount of all reasonably anticipated insurance liabilities of the Company Insurance Subsidiaries.

(r) Investment Management Services; Investment Advisor; Investment Company. All investments made by the Company’s investment management subsidiaries as of the date of this Agreement comply with all applicable laws and regulations in all material respects. Except as Previously Disclosed, none of the material investments of the Company’s investment management subsidiaries is in material default in the payment of principal or interest or dividends. Neither the Company nor the Company Subsidiaries conducts activities of an “investment advisor” as such term is defined in Section (a)(20) of the Investment Company Act of 1940, as amended, whether or not registered under the Investment Advisers Act of 1940, as amended. Neither the Company nor the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor its subsidiaries sponsors any person that is such an investment company.

(s) Risk Management; Derivatives. (1) The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2) All material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (1) only for purposes of mitigating identified risk, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(t) Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other Person knowing that the Person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u) Environmental Liability. There is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has a Material Adverse Effect on the Company; to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.

(v) Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents or any of the transactions contemplated hereby will be deemed to be exceptions to the provisions of Sections 33-844 and 33-841 of the Connecticut Business Corporation Act as they relate to the Company, and any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to the Transaction Documents or to any of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, Section 4.1(a)).

(w) Rating Agencies. Since December 31, 2006, none of Standard and Poor’s Corporation, Moody’s Investors Service, Inc., Fitch, Inc. or Rating and Investment Information, Inc. or any of their respective successors (collectively, the “Rating Agencies”) has imposed material conditions (financial or otherwise) on retaining any currently held rating assigned to the Company and/or the Company Subsidiaries or indicated, in private communication to the Company, whether written or oral, that has not been publicly disclosed, to the Company or any of the Company Subsidiaries that it is considering the downgrade or modification of any rating assigned to the Company and/or the Company Subsidiaries. As of the date of this Agreement, the Company and the Company Subsidiaries have received the respective ratings Previously Disclosed on the date of this Agreement from the Rating Agencies. Except as Previously Disclosed, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received non-public notice from any Rating Agency that such rating agency intends to change the Company’s or the Company Subsidiaries’ current rating.

(x) Intellectual Property. (i) the Company and each of the Company Subsidiaries owns, or is licensed to use (in each case, free and clear of any material claims, liens or encumbrances), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by the Company and the Company Subsidiaries does not, to the knowledge of the Company, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of the Company Subsidiaries acquired the right to use any Intellectual Property, except for such infringement or violation as would not reasonably be expected to result in a Material Adverse Effect on the Company; (iii) no person is challenging, infringing on or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any material Intellectual Property owned by or licensed to the Company or the Company Subsidiaries, except for such infringement or violation as would not reasonably be expected to result in a Material Adverse Effect on the Company; (iv) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has received any notice of any pending claim with respect to any Intellectual Property used by the Company or any of the Company Subsidiaries; and (v) to the knowledge of the Company, no Intellectual Property owned or licensed by the Company or any of the Company Subsidiaries is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property, except for such infringement or violation as would not reasonably be expected to result in a Material Adverse Effect on the Company. “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(y) Brokers and Finders. Except for Lazard Frères & Co. LLC, neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants to the Company that:

(a) Organization and Authority. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Investor has furnished the Company with a true, correct and complete copy of its certificate of limited partnership through the date of this Agreement.

(b) Authorization. (1) The Investor has the partnership power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor’s partnership and no further approval or authorization by any of the partners is required. Subject to such approvals of Governmental Entities as may be required by statute or regulation, the Transaction Documents are valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(2) Neither the execution, delivery and performance by the Investor of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Investor with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its certificate of limited partnership or partnership agreement or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the

Investor or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(3) Other than as Previously Disclosed, and the securities or blue sky laws of the various states, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity, nor expiration nor termination of any statutory waiting period is necessary for the consummation by the Investor of the transactions contemplated by the Transaction Documents.

(c) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Financial Capability. The Investor will have available funds necessary to consummate the Closing and the Rights Offering Closing on the terms and conditions contemplated by this Agreement.

(e) Knowledge as to Conditions. As of the date of this Agreement, the Investor knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(f) Brokers and Finders. Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

ARTICLE III

Covenants

3.1 Filings; Other Actions. (a) Each of the Investor and the Company will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents, to perform covenants contemplated by this Agreement and the other Transaction Documents (including regarding termination of the Voting Trust Agreement). Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, the Investor will use its reasonable best efforts to promptly obtain, and the Company will cooperate as may reasonably be requested by the Investor to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or competition or merger control laws of other jurisdictions, all notices to and, to the extent required by any Regulators or by applicable law or regulation, consents, approvals or exemptions from the Regulators, including the Insurance Regulatory Approvals and any post-closing regulatory approvals for the transactions contemplated by the Transaction Documents, the Closing, the Rights Offering Closing and the exercise of any of the Warrants, including, (1) prior to the Closing, any approvals or expiration or termination of any applicable waiting period under the HSR Act or competition or merger control laws of other jurisdictions and Insurance Regulatory Approvals (other than post-closing regulatory approvals) or other approvals required prior to the Closing, and (2) after the Closing, the post-closing regulatory approvals. In addition, after the Closing, the Company shall use its reasonable best efforts to take any other actions that are necessary for the termination of the Voting Trust Agreement and the transfer of the Common Stock then held by the voting trust to the Investor, and Investor will, and will cause its Affiliates to, cooperate with the Company as may be reasonably requested by the Company. Notwithstanding anything to the contrary in this Agreement, neither Investor nor its Affiliates shall be obligated to (i) take or proffer to take any action that would prevent, limit or impede the operation of Section 4.4 of this Agreement or (ii) make, or offer to make any divestiture of, or otherwise limit Investor’s or its Affiliates’ freedom of action with respect to, Investor’s or its Affiliates’ other assets or businesses presently owned or hereafter acquired. Each of the Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Company shall promptly furnish each other with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or by the other Transaction Documents, other than any communications received by the Investor from, or delivered by the Investor to, the IRS (and other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity).

(b) At the regularly scheduled 2008 annual meeting of the Company’s stockholders, unless this Agreement has been terminated pursuant to Section 5.1, the Company shall include a proposal to obtain the approvals necessary to permit the B-Warrant to be exercised for Common Stock, which meeting shall be the next annual meeting of the Company for the purpose of obtaining such approval. The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the actions with respect to the B-Warrant referenced above. In connection with such meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to mailing any proxy statement, or any amendment or supplement thereto, to which the Investor reasonably objects. The directors’ recommendation described in this Section 4.14 shall be included in the proxy statement filed in connection with obtaining such stockholder approval. In the event that the approvals necessary to permit the B-Warrant to be exercised for Common Stock are not obtained at the 2008 annual meeting, the Company shall include a proposal to approve (and, the Board of Directors will unanimously recommend approval of) such issuance at a meeting of its stockholders no less than once per each annual period until such approval is obtained.

(c) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such stockholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the Closing, the Rights Offering Closing and the other transactions contemplated by the Transaction Documents.

3.2 Expenses. The Company will reimburse the Investor for all out-of-pocket expenses incurred by the Investor and its Affiliates in connection with due diligence, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents (including fees and expenses of counsel and accounting fees and all HSR Act filing fees incurred by or on behalf of the Investor or its Affiliates in connection with the transactions contemplated hereby but excluding the purchase or exercise price for any of the Securities) up to a maximum amount of $13.5 million, which shall be payable, at the Investor’s election at the Closing (and/or if the Rights Offering Closing shall occur, the Rights Offering Closing). Other than as set forth in the foregoing sentence, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents. In addition, the Company agrees that the Board Representatives shall be entitled to the same rights, privileges and compensation as the Company’s other members of the Board of Directors, including with respect to reimbursement for Board of Directors participation and related expenses.

3.3 Access, Information and Confidentiality.

(a) From the date hereof until the date when the Securities owned by the Investor represent less than 5% of the outstanding Common Shares (including issuances under Section 4.3 and assuming that to the extent the Investor shall purchase any additional shares of Common Stock that any later sales of Common Stock by the Investor shall be deemed to be shares other than Securities to the extent of such additional purchases) (the “Qualifying Ownership Interest”), the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to the Investor and its representatives (including officers and employees of the Investor, and counsel, accountants and other professionals retained by the Investor) such access during normal business hours to its books, records (including Tax returns and appropriate work papers of independent auditors under normal professional courtesy), properties and personnel and to such other information as the Investor may reasonably request.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or desirable in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to insurance regulatory authorities. Notwithstanding the foregoing, in connection with a syndication to co-investors as permitted by Section 6.8, the Investor shall be permitted to provide any Information to a potential co-investor subject to customary confidentiality protections.

3.4 Opinion. At the request of the Investor, the Company shall use its reasonable best efforts to provide the Investor an opinion of counsel dated as of the Closing Date from outside counsel to the Company in a form and substance reasonably acceptable to the Investor (which may be a reasoned “should” level opinion).

3.5 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1, the Company will, and, will cause the Company Subsidiaries to: (a) if the Company shall (1) declare or pay any dividend or distribution (other than ordinary cash dividends consistent with past practices) on, any shares of

Company capital stock, or (2) take any action that would require any adjustment to be made under Section 13 of the Warrants as if issued on the date hereof, make appropriate adjustments with respect to the Investor such that the Investor will receive the benefit of such transaction as if the Securities to be purchased by the Investor had been outstanding as of the date of such action, and (b) shall consult with the Investor prior to taking any material actions outside of the ordinary course of business. From and after the date hereof until the date when the Common Stock owned by the Investor represent less than 10% of the outstanding Common Shares (calculated on a fully-diluted basis, assuming (1) the exercise of all outstanding options or warrants to purchase capital stock of the Company (including the Warrants) and (2) conversion of all convertible equity securities of the Company outstanding or issuable on the exercise of the options or warrants referred to in (1) (whether or not then convertible)), (A) the Company shall use its commercially reasonable efforts to remedy any violations or infringements of applicable regulatory law or regulation, or other regulatory problems that may adversely affect the Investor and consult and involve the Investor in any such efforts, and (B) neither the Company nor its Affiliates will enter into new lines of business, that would impose a material regulatory burden (e.g., bank holding company registration) on the Investor without approval by the Investor, which approval shall not be unreasonably withheld or delayed. Prior to the Closing, the Company shall, if requested by the Investor, take the actions set forth on Schedule 3.5.

3.6 Management Investment. At the Closing, senior management of the Company shall invest in the Company, in an aggregate amount of $2,000,000; provided that no such member of senior management shall purchase less than 2,000 shares of Common Stock.

ARTICLE IV

Additional Agreements

4.1 Standstill Agreement; No Rights Agreement.

(a) The Investor agrees that until such time as the Investor beneficially owns (as defined in Rule 13d-3 and Rule 17d-5 under the Exchange Act) less than 5% of the outstanding Common Shares, without the prior written approval of the Company, the Investor will not, directly or indirectly, through its Affiliates or associates or any other persons, or in concert with any person, purchase or otherwise acquire beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) other than solely as a result of the exercise of any rights set forth in the Securities or in this Agreement of any Common Shares, or securities convertible into or exchangeable for Common Shares, that would result in the Investor or its Affiliates having beneficial ownership of more than 35% of the outstanding shares of Common Stock of the Company (on a fully-diluted basis). Notwithstanding the foregoing, the parties hereby agree that nothing in this Section 4.1 shall apply to any portfolio company with respect to which the Investor is not the party exercising control over the decision to purchase shares of Common Stock; provided that the Investor does not provide to such entity any non-public information concerning the Company or any of its subsidiaries and such portfolio company is not acting at the request or direction of the Investor.

(b) The Company shall not enter into in any poison pill agreement, stockholders rights plan or similar agreement that shall limit the Investor’s rights to acquire up to 35% of the outstanding shares of Common Stock of the Company (on a fully-diluted basis) pursuant to Section 4.1(a).

(c) The provisions of Section 4.1(a) will expire should any of the following events occur:

(1) receipt of the written consent of the Company releasing the Investor from the restrictions in Section 4.1(a); or

(2) (A) the Company executes definitive documentation for a transaction that will result in or have resulted in a Change in Control, (B) the Board of Directors resolves to pursue a transaction that is contemplated by the Board of Directors to result in a Change of Control, or (C) the Board of Directors approves, recommends or accepts or there is stockholder approval of a transaction that in any case upon consummation will result in a Change in Control, or a Change in Control has been consummated.

(d) For purposes of this Agreement, a “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1) individuals who, on the date of this Agreement constitute the Board of Directors of the Company (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination (as defined below) or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (y) of paragraph (3) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representatives will be treated as Incumbent Directors even if the persons designated to be such Board Representatives should change;

(2) any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) (other than the Investor and its Affiliates), directly or indirectly, of securities of the Company representing more than 25% of the aggregate voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Voting Securities”); provided, however, that the event described in this paragraph (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (w) by the Company or any of its subsidiaries, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Code) do not exceed 25% of the then outstanding Voting Securities, (y) by any underwriter temporarily holding securities pursuant to an offering of such securities or (z) pursuant to a Non-Qualifying Transaction (as defined below);

(3) a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”); or

(4) a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

4.2 Transfer Restrictions.

(a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, with respect to Securities acquired upon the consummation of the Closing or the Rights Offering Closing, prior to the third anniversary of the Closing Date, the Investor will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Securities except as permitted in this Section 4.2(a); provided, that the Investor shall be allowed to participate in any Piggyback Registration conducted by the Company during such period; provided, further, that, notwithstanding the foregoing, nothing shall prevent any hedging transactions by the Investor or its transferees; provided, however, that if after six months from the date of this agreement, any of the Insurance Regulatory Approvals or post-closing regulatory approvals are not received, the Transfer restrictions set forth in this Section 4.2(a) shall terminate and be of no further force or effect as of such date, except if the failure to receive such approval is as a direct result of the Investor’s failure to fulfill its obligations under this Agreement. In addition, except as otherwise permitted in this Agreement, with respect to Securities acquired upon the consummation of the Closing (or, if the Rights Offering Closing shall occur, with respect to Securities acquired upon the consummation of the Rights Offering Closing), (1) during the one year period following the first anniversary of the Closing Date, the Investor may Transfer 50% of such Securities (provided that the Investor may only Transfer 1/12th of such allocation per month; provided, further, that, the Investor shall be entitled to Transfer any non-Transferred portion of such 1/12th amount during any later period (including during the following year)), (2) during the one year period following the second anniversary of the Closing Date, the Investor may Transfer the additional 50% of such Securities (provided that the Investor may only Transfer 1/12th of such allocation per month; provided, further, that, the Investor shall be entitled to Transfer any non-Transferred portion of such 1/12th amount during any later period (including during the following year)), and (3) the Transfer restrictions set forth in this Section 4.2(a) shall terminate and be of no further force or effect on the third anniversary of the Closing Date; provided that with respect to clause (1) or (2), the Investor must reasonably believe that any such transferee would not own more than 4.9% of the Common Stock of the Company after such Transfer unless being transferred to a person the Investor reasonably believes is a Schedule 13G filer.

(b) Permitted Transfers. (1) Notwithstanding Section 4.2(a), the Investor shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

(A) Transfers to any Affiliate under common control with Investor’s ultimate parent entity, limited partner or general partner of the Investor, but in each case only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); provided that prior to the first anniversary of the Closing Date, the Investor may not Transfer any securities to its limited partners;

(B) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any of its subsidiaries; provided that such transaction has been approved by the Board of Directors; or

(C) as otherwise permitted by Section 4.4(b).

In order to facilitate the Transfers into a tender or exchange offer permitted by clause (B), the Company agrees, to the fullest extent legally permitted, to effect an exchange or conversion of Warrants in accordance with the terms set forth in the Warrants or, notwithstanding the transfer restrictions contained in Section 4.2(a), permit the Investor to Transfer Warrants to a transferee conditioned upon such transferee exercising the Warrant in connection with such tender or exchange offer.

(2) The restrictions on Transfers in Section 4.2(a) will expire should any of the following events occur:

(A) receipt of the written consent of the Company releasing the Investor from the restrictions in Section 4.2(a);

(B) the Company materially breaches any of its covenants set forth in this Agreement; or

(C) (x) the Company executes definitive documentation for a transaction that will result in or have resulted in a Change in Control, (y) the Board of Directors resolves to pursue a transaction that is contemplated by the Board of Directors to result in a Change in Control, or (z) the Board of Directors approves, recommends or accepts or there is stockholder approval of a transaction that in any case upon consummation will result in a Change in Control, or a Change in Control has been consummated.

4.3 Gross-Up Rights.

(a) Sale of New Securities. As long as the Investor owns Securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering this Section), the Investor shall have the right, or shall at any time and from time to time to appoint a non-stockholder Affiliate of the Investor that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such Affiliate shall be included in the term “Investor”), to exercise the gross-up rights set forth in this Section 4.3 (the Investor or such Affiliate, a “Gross-Up Entity”). As long as the Investor owns Securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering this Section), if at any time after the Closing, the Company at any time or from time to time makes any public or non-public offering of any equity (including Common Stock, preferred stock and restricted stock), of any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to the Company’s employee stock purchase plan, in each case in the ordinary course of equity compensation awards, or (2) issuances for the purposes of consideration in acquisition transactions), the Gross-Up Entity shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Company’s certificate of incorporation and by-laws), the Gross-Up Entity may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company. The amount of New Securities that the Gross-Up Entity shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor, and the denominator of which is the number of shares of Common Stock then outstanding.

(b) Notice. In the event the Company proposes to offer New Securities, it shall give the Gross-Up Entity written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Gross-Up Entity shall have fifteen business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise such gross-up purchase rights and as to the amount of New Securities the Gross-Up Entity desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(a). Such notice shall constitute a non-binding indication of interest of the Gross-Up Entity to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Gross-Up Entity to respond within such fifteen business day period shall be deemed to be a waiver of the Gross-Up Entity ‘s rights under this Section 4.3 only with respect to the offering described in the applicable notice.

(c) Purchase Mechanism. If the Gross-Up Entity exercises its gross-up purchase rights provided in this Section 4.3, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 45 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Gross-Up Entity agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event the Gross-Up Entity fails to exercise its gross-up purchase rights provided in this Section 4.3 within said fifteen-business day period or, if so exercised, the Gross-Up Entity is unable to consummate such purchase within the time period specified in Section 4.3(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.3 or which the Gross-Up Entity is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Gross-Up Entity. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Gross-Up Entity in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Gross-Up Entity ‘s gross-up rights hereunder, including securing any required approvals or consents.

(g) Assignment. Notwithstanding anything to the contrary in this Agreement, in the event that the Gross-Up Entity is not permitted under applicable law or regulation to exercise any of its rights to purchase New Securities under this Section 4.3, the Investor may, at its sole discretion, assign such rights under this Section 4.3 to any of its non-stockholder Affiliates that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such Affiliate shall be included in the term “Investor”).

4.4 Governance Matters. (a) The Company will cause two people nominated by the Investor at least 2 days prior to the Closing Date (the “Board Representatives”) to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Company’s Board of Directors on the Closing Date and thereafter as long as the Investor beneficially owns at least 50% of the number of Common Shares received upon the Closing (plus, if the Rights Offering Closing shall occur, the number of Common Shares received by the Investor upon the Rights Offering Closing), the Company will be required to recommend to its stockholders the election of two Board Representatives nominated by the Investor at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Company’s Board of Directors; provided, however, that if the Investor no longer beneficially owns 50% or more of the number of Common Shares received upon the Closing (plus, if the Rights Offering Closing shall occur, the number of Common Shares received upon the Rights Offering Closing), the Company shall only be required to recommend one Board Representative nominated by the Investor for election, subject to satisfaction of all legal and governance requirements regarding services as a director of the Company, to the Company’s Board of Directors. If the Investor no longer beneficially owns 25% or more of the number of Common Shares received upon the Closing (plus, if the Rights Offering Closing shall occur, the number of Common Shares received upon the Rights Offering Closing), the Investor will have no further rights under Sections 4.4(a) through 4.4(c). For so long as the Investor beneficially owns at least 25% of the number of Common Shares received upon the Closing (plus, if the Rights Offering Closing shall occur, the number of Common Shares received upon the Rights Offering Closing), the Investor will have the right to proportionate representation on each committee of the Board of Directors of the Company (and any of its subsidiaries), with at least one Board Representative on each such committee, as permitted by applicable laws and New York Stock Exchange regulations.

(b) The Investor’s nominees for Board Representatives (including any successor nominees) shall, subject to applicable law, be the Company’s and the Company’s Nominating/Governance Committee’s nominees to serve on the Board of Directors, the Company shall use all reasonable best efforts to have the Board Representatives elected as directors of the Company and the Company shall solicit proxies for them to the same extent as it does for any of its other nominees to the Board of Directors. In the event that both Board Representatives are not elected as directors of the Company, the Investor may, notwithstanding the transfer restrictions contained in Section 4.2(a), Transfer Securities acquired upon the consummation of the Closing (or, if the Rights Offering Closing shall occur, with respect to Securities acquired upon the consummation of the Rights Offering Closing); provided that the

Investor may Transfer up to 25% of such Securities in each three-month period following such failure to elect; provided, further, that, the Investor shall be entitled to Transfer any non-Transferred portion of such 25% amount during any later period

(c) Subject to Section 4.4(a), the remaining Board Representative then in office shall have the right to designate any replacement for a Board Representative upon the death, resignation, retirement, disqualification or removal from office of such director; provided that if a Board Representative is removed for cause by the stockholders, the remaining Board Representative shall not designate the person who was removed as such replacement Board Representative; provided that if there shall be no Board Representative at such time, the Investor shall designate such replacement. The Board of Directors of the Company will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Company’s Nominating/Governance Committee’s nominees to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Company hereby agrees that, from and after the Closing Date, for so long as the Investor beneficially owns 10% or more of the number of Common Shares received upon the Closing, the Company shall, subject to applicable law, (1) furnish the Investor with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for members of its Board of Directors in the ordinary course and as the Investor may from time to time reasonably request, (2) permit the Investor to discuss the affairs, finances and accounts of the Company, and to make proposals and furnish advice with respect thereto, with the principal officers of the Company within thirty days after the end of each fiscal quarter of the Company, and (3) invite a representative of the Investor to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity if no Board Representative is a member of the Board of Directors (irrespective of whether the Investor owns less than the number of shares of Common Stock upon which the Board Representative nomination rights set forth in Section 4.4(a) are contingent), and shall give such representative copies of all notices, minutes, consents and other material that it provides to members of the Board of Directors and such representative shall be entitled to participate in discussions of matters brought to the Board of Directors.

4.5 Legend. (a) The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 20, 2007, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so Transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.6 Reservation for Issuance. The Company will reserve that number of Common Shares and Warrants sufficient for issuance upon exercise or conversion of Securities owned at any time by the Investor without regard to any limitation on such conversion; provided that in the case of the B-Warrant, the Company will reserve such sufficient number following the approval of the stockholders pursuant to Section 3.1(b).

4.7 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.8 Extension Periods. Notwithstanding anything to the contrary contained in the Transaction Documents, if there exists a period (the “Section 16(b) Period”) during which the Investor’s purchase, sale, exercise, exchange or conversion of any Security pursuant to any Transaction Document would result in liability under Section 16(b) of the Exchange Act, as amended, or the rules and regulations promulgated thereunder, the period during which such Security may be purchased, sold, exercised, exchanged or converted, as the case may be, if prescribed by such Transaction Document, shall be extended for the equivalent number of days of such Section 16(b) Period (the “Extension Period”), with such Extension Period beginning on the later of (a) the expiration date of such Security, if any, or (b) the date of the end of such Section 16(b) Period.

4.9 Indemnity. (a) The Company agrees to indemnify and hold harmless each of the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties as of the date of this Agreement, (2) the Company’s breach of agreements or covenants made by the Company in any Transaction Document or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings arising out of the transactions contemplated by this Agreement and any other Transaction Document (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

(b) The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Company within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the representations, warranties, agreements as of the date of this Agreement or (2) Investor’s breach of agreements or covenants made by the Investor in any Transaction Document.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.9 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any legal fees and expenses of one law firm and other out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) In respect of any inaccuracies in or breaches of representations and warranties (other than the representations and warranties set forth in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(i), 2.3(a) and 2.3(b)), no Indemnifying Party shall be required to indemnify the Indemnified Parties collectively, disregarding all qualifications or limitations set forth in such representation and warranties as to “materiality,” “Material Adverse Effect” and words of similar import: unless and until the aggregate amount of all claims against the Indemnifying Party exceeds $1,000,000 (the “Threshold Amount”), in which event the Indemnifying Party shall be responsible for only the amount of such Losses in excess of the Threshold Amount; provided that the cumulative indemnification obligation of any Indemnifying Party for inaccuracies in or breaches of representations and warranties (other than the representations and warranties set forth in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(i), 2.3(a) and 2.3(b)) shall in no event exceed 50% of the aggregate purchase price for the Securities.

(e) The obligations of the Indemnifying Party under this Section 4.9 shall survive the Transfer, redemption or conversion of the Securities issued pursuant to this Agreement, or the closing or termination of this Agreement and any other Transaction Document. The indemnity provided for in this Section 4.9 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing (or the Rights Offering Closing, as the case may be) for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof (unless arising from a claim by a third party). The indemnification rights contained in this Section 4.9 are not limited by any investigation or knowledge by the Indemnified Party prior to Closing.

4.10 Rights Offering.

(a) If at any time between the date of this Agreement and the earlier of (1) 30 days after the first public announcement of the Rights Offering and (2) March 31, 2008, the Company shall close an underwritten rights offering of rights to purchase shares of Common Stock targeted at stockholders of the Company in an aggregate amount of $500,000,000 (the “Rights Offering”), then the parties agree to the rights and obligations set forth in this Section 4.10. In connection with such Rights Offering, the Company shall (i) set the record date of the Rights Offering so that the Investor will be a record holder, (ii) provide for the minimum solicitation period required by applicable law or stock exchange rule, (iii) execute all necessary documents and obtaining all consents required, and (iv) together with the Investor select one or more book-running underwriters (with the Investor selecting one such underwriter) to advise the Company of a market clearing price for the Rights Offering, and the Company shall use such price as the price in the Rights Offering; provided that in no event shall such price be greater than $31.00 per share (net of any underwriting discounts or fees). The Company shall, and shall cause the Rights Offering to, be, in full compliance with any SEC or applicable stock exchange regulations or requirements, including with respect to the filing of a prospectus and shall use its reasonable best efforts, and cause management to use its reasonable best efforts, to maximize the proceeds raised in the Rights Offering, including by making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities. The Company shall ensure that at all times prior to the closing of such Rights Offering, all information that is required to be included in a registration statement, prospectus or amendments thereto or that is otherwise needed for investors to make reasonable investment decisions (including updated financial information), shall be filed, disclosed and disseminated to stockholders and that such documents shall not contain any untrue statement of a material fact or omit to state any material fact in order to make statements therein, not misleading.

(b) If the Company has complied in all material respects with its obligations in Section 4.10(a) and the Company is closing a Rights Offering in accordance with Section 4.10, the Company may elect to sell to the Investor, and, subject to the closing conditions in this Agreement, the Investor shall purchase from the Company a number of shares of Common Stock for an aggregate purchase price equal to the difference, if any, between (A) $500,000,000 and (B) the product of (i) the per share price of the Common Stock in the Rights Offering and (ii) the number of shares of Common Stock subscribed to in the Rights Offering (the “Shortfall Amount”), with the per share price of Common Stock to the Investor being equal to the price per share in the Rights Offering (net of any underwriting discounts or fees),

(c) From and after the date of this Agreement until the closing of the Rights Offering, the Company will consult with the Investor with respect to any explorations of financing available to the Company (including, any equity (including Common Stock, preferred stock and restricted stock), options, debt, equity that includes an equity component (such as an “equity” kicker), surplus notes, reinsurance transactions and any alternative methods, including by entering into reinsurance (other than in the ordinary course of business), excess of loss or quota share arrangements or agreements or other similar arrangements or agreements), and the Investor shall have access to any analysis, reports or advise with respect to such financings and will be included in any pricing discussions with respect thereto.

4.11 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement and the shares of Common Stock reserved for issuance pursuant to the conversion of the Warrants to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as promptly as practicable, and in any event before the Closing (and, with respect to the Rights Offering, prior to the Rights Offering Closing).

4.12 Registration Rights.

(a) Demand Registrations.

(1) Requests for Registration. At any time following the expiration of the transfer restrictions set forth in Section 4.2(a), the Investor or any of its Affiliates may request in writing that the Company effect the registration of all or any part of the Registrable Securities (as defined below) held by the Investor (a “Registration Request”). Promptly after its receipt of any Registration Request, the Company will give written notice of such request to any transferees, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by any transferee by written notice to the Company given within fifteen business days after the date the Company has given such transferee notice of the Registration Request; provided that, except for a Short-Form Registration of an unspecified amount of securities, with respect to an underwritten offering, the Company will not be required to effect a registration pursuant to this Section 4.12(a)(1) unless the value of Registrable Securities included in the Registration Request is at least $100 million, or $20 million in the case of a Short-Form Registration. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 4.12(a). Any registration requested by the Investor pursuant to Section 4.12(a)(1) or 4.12(a)(3) is referred to in this Agreement as a “Demand Registration.” For purposes of this Agreement, “Registrable Securities” means (i) all Common Stock, (ii) the shares of Common Stock issued or issuable pursuant to the conversion of the Warrants, or (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (w) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, (x) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act. (y) they have been acquired by the Company or (z) they are able to be sold by the Investor without restriction as to volume or manner of sale pursuant to Rule 144(k) under the Securities Act and the Investor holds no more than 3% of the applicable class outstanding. In addition, for purposes of this Agreement, “Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act. Investor shall be entitled to effect a Registration Request on behalf of shares of Common Stock that may be borrowed by third parties pursuant to hedge involving the Investor, and the parties agree to cooperate to make the registration rights in this Section 4.12 available for such transactions.

(2) Limitation on Demand Registrations. The Investor will be entitled to initiate no more than three (3) Demand Registrations (including the Short-Form Registration permitted pursuant to Section 4.12(a)(3)), and the Company will not be obligated to effect more than one Demand Registration in any six month period. Upon filing a Registration Statement, the Company will use its reasonable best efforts to keep such Registration Statement effective with the SEC at all times until the Investor or any transferee who would require such registration to effect a sale of the Registrable Securities no longer holds the Registrable Securities. No request for registration will count for the purposes of the limitations in this Section 4.12(a)(2) if (i) the Investor determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (ii) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of the Investor having refused to proceed) and the Investor withdraws its Registration Request prior to such Registration Statement being declared effective, (iii) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty days of the date of such order, (iv) more than 10% of the Registrable Securities requested by the Investor to be included in the registration are not so included pursuant to Section 4.12(a)(6), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Investor). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 4.12(a)(1) regardless of whether or not such request counts toward the limitation set forth above.

(3) Short-Form Registrations. The Company will use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration”), and, such Short-Form Registration will be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Securities, pursuant to Rule 415. In no event shall the Company be obligated to effect any shelf other than pursuant to a Short-Form Registration. Upon filing a Short-Form Registration, the Company will keep such Short-Form Registration effective with the SEC at all times and any Short-Form Registration shall be re-filed upon its expiration, and shall cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration as may be requested by the Investor or any transferee or as otherwise required, until the Investor or any transferee who would require such registration to effect a sale of the Registrable Securities no longer holds the Registrable Securities, regardless of whether or not the transfer restrictions set forth in Section 4.2(a) have expired or terminated; provided that no Investor or transferee may be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for Company senior management in accordance with the Company’s policies. The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration.

(4) Restrictions on Demand Registrations. If the filing, initial effectiveness or continued use of a registration statement, other than a shelf registration statement pursuant to Rule 415, with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors (1) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (2) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, (3) would in the good faith judgment of the Board of Directors reasonably be expected to have a material adverse effect on the Company or its business if made at such time or (4) reasonably be excepted to interfere with the Company or its business if at such time Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may upon giving prompt written notice of such action to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants) delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) for more than 60 days for a given occurrence of such a circumstance, (y) more than three times during any twelve-month period or (z) for periods exceeding, in the aggregate, 90 days during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Investor or such transferee agree to suspend, promptly upon its receipt of the notice referred to above, its use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Investor will be entitled to withdraw such request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 4.12(a)(2). The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

(5) Selection of Underwriters. If the Investor intends that the Registrable Securities covered by its Registration Request shall be distributed by means of an underwritten offering, Investor will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to any transferee with respect to such Registration Request. In such event, the lead underwriter to administer the offering will be chosen by the Investor subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company. If the offering is underwritten, the right of any transferee to registration pursuant to this Section 4.12(a) will be conditioned upon such transferee’s participation in such underwriting and the inclusion of such transferee’s Registrable Securities in the underwriting, and each such transferee will (together with the Company, the Investor and any other transferees distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any transferee disapproves of the terms of the underwriting, such transferee may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(6) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to this Section 4.12(a) any securities that are not Registrable Securities, without the prior written consent of the Investor. If the managing underwriters advises the Company that in their reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of the Investor and (ii) second,

Registrable Securities of any transferee who have delivered written requests for registration pursuant to Section 4.12(a)(1), pro rata on the basis of the aggregate number of Registrable Securities owned by each such person and (iii) any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(7) Effective Registration Statement. A registration requested pursuant to Section 4.12(a)(1) shall not be deemed to have been effected unless it is declared effective by the SEC or is automatically effective upon filing pursuant to Rule 462 of the Securities Act and remains effective for the period specified in Section 4.12(a)(2).

(b) Piggyback Registrations.

(1) Right to Piggyback. Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 4.12(a)(1) or a Special Registration (as defined below), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all transferees of its intention to effect such a registration and, subject to Section 4.12(a)(4), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the tenth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.12(b)(1) prior to the effectiveness of such registration, whether or not the Investor or any transferee has elected to include Registrable Securities in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

(2) Underwritten Registration. If the registration referred to in Section 4.12(b)(1) is proposed to be underwritten, the Company will so advise the Investor and any transferees as a part of the written notice given pursuant to Section 4.12(b)(1). In such event, the right of the Investor or any transferee to registration pursuant to this Section 4.12(b) will be conditioned upon such person’s participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(3) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(4) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor and any transferee who have requested registration of Registrable Securities pursuant to Sections 4.12(a) or 4.12(b), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(c) Registration Procedures. Subject to Section 4.12(a)(4), whenever the Investor or any transferees of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 4.12(a) or 4.12(b) of this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall use its reasonable best efforts to as expeditiously as possible:

(1) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will, in the case of a Demand Registration, furnish to the Holder’s Counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense;

(2) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than (A) three months, (B) if such Registration Statement relates to an underwritten offering, such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (C) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities) or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(3) furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(4) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(5) notify each seller of such Registrable Securities and the Holder’s Counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(6) notify each seller of any Registrable Securities covered by such Registration Statement and the Holder’s Counsel (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(7) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ stock market, as determined by the Company;

(8) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(9) enter into such customary agreements (including underwriting agreements and, subject to Section 4.12(g), lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Investor, the participating transferees or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities; provided that the Company shall not be required to make members of management and executives of the Company so available for more than five consecutive days or more than 10 days in any 365 day period);

(10) make available for inspection by any seller of Registrable Securities and the Holder’s Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

(11) timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(12) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(13) obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

(14) provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(15) obtain any required regulatory or stockholder approval necessary for the Investor or any transferee to sell its Registrable Securities in an offering.

As a condition to registering Registrable Securities, the Company may require the Investor and any transferee holding Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

(d) Registration Expenses.

(1) Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the New York Stock Exchange or the NASDAQ stock market. The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

(2) In connection with each Demand Registration and each Piggyback Registration in which members the Investor or its transferees participate, the Company will reimburse the Investor for the reasonable fees and disbursements of one counsel (“Holder’s Counsel”).

(e) Participation in Underwritten Registrations.

(1) None of the Investor or any transferee may participate in any registration hereunder that is underwritten unless such person (i) agrees to sell its Registrable

Securities on the basis provided in any underwriting arrangements approved by the Investor (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such person will be required to sell more than the number of Registrable Securities that such person has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such person’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of the Investor or any transferee participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such person’s Registrable Securities

(2) Each person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.12(c)(5), such person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such person receives copies of a supplemented or amended prospectus as contemplated by such Section 4.12(c)(5). In the event the Company gives any such notice, the applicable time period mentioned in Section 4.12(c)(2) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4.12(e)(2) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 4.12(c)(6).

(f) Rule 144; Legended Securities; etc.

(1) The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor or any transferee, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will use reasonable best efforts to take such further action as the Investor or any transferee may reasonably request, all to the extent required from time to time to enable such person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of the Investor or any transferee, the Company will deliver to such person a written statement as to whether it has complied with such information requirements.

(2) The Company will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, or (ii) (x) otherwise permitted under the Securities Act, (y) the holder of such shares shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect, and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

(g) Holdback. In consideration for the Company agreeing to its obligations under this Agreement, the Investor (and any transferee) agrees in connection with any registration of the Company’s securities (whether or not such person is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period; provided that nothing herein will prevent any such holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound. With respect to such underwritten offering of Registrable Securities covered by a registration pursuant to Section 4.12(a) or 4.12(b), the Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter; provided that notwithstanding anything to the contrary herein, the obligations under this Section 4.12(g) shall not apply during any twelve-month period for more than an aggregate of 45 days. “Holdback Period” means, with respect to any registered offering covered by this Agreement, (1) ninety days after and during the ten days before, the effective date of the related Registration Statement or, in the case of a takedown from a shelf registration statement, ninety days after the date of the prospectus supplement filed with the Commission in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the holder of Registrable Securities or (2) such shorter period as the Investor, the Company and the underwriter of such offering, if any, shall agree.

ARTICLE V

Termination

5.1 Termination. This Agreement shall be terminated (a) if the Closing shall not have occurred on prior to six months from the date of this Agreement, by either the Company or the Investor, (b) by mutual agreement of the Company and the Investor, (c) if any Governmental Entity shall have issued a nonappealable final judgment, injunction, order or decree that shall prohibit the Closing (or, following the Closing, the Rights Offering Closing) or shall prohibit or restrict the Investor or its Affiliates from owning or voting any Securities, (d) by the Company upon a breach of or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after giving of notice to the Investor of such breach or failure) any covenant on the part of the Investor set forth in this Agreement, such that the closing conditions set forth in this Agreement would not be satisfied if such breach or failure existed or were continuing on the Closing or Rights Offering Closing, as the case may be, (e) by the Investor upon a breach of or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after giving of notice to the Investor of such breach or failure) any covenant on the part of the Company set forth in this Agreement, such that the closing conditions set forth in this Agreement would not be satisfied if such breach or failure existed or were continuing on the Closing or Rights Offering Closing, as the case may be, or (f) prior to the Closing, by the Investor, if the Company shall, or agree to, execute definitive documentation that will result in or have resulted in a Change in Control, resolve to pursue a transaction through its Board of Directors that is contemplated by the Board of Directors to result in a Change in Control or have its Board of Directors approve, recommend or accept or enter into a transaction requiring approval by the Company’s stockholders of a transaction that in any case upon consummation will result in a Change in Control, or otherwise permit a Change in Control to be consummated.

5.2. Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2 (except in the event of termination pursuant to Section 5.1(d)), Section 3.3(b) (except, in respect of any party, in connection with litigation against it by the other party or its Affiliates), Section 4.9 and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

ARTICLE VI

Miscellaneous

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing but only for a period of 2 years following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the second anniversary of the Closing Date) and thereafter shall expire and have no further force and effect, including in respect of Section 4.9; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.3(a) and 2.3(b), shall survive indefinitely and the representations and warranties in Section 2.2(i) shall survive until the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2 Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

6.3 Waivers. The conditions to each party’s obligation to consummate the Closing or the Rights Offering Closing, as the case may be, are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investor:

Warburg Pincus Equity Partners, L.P.

466 Lexington Avenue

New York, New York 10017-3140

Attn:  Kewsong Lee

Facsimile: (212) 716-5032

      with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019-6150

Attn:  Craig M. Wasserman

           Igor Kirman

Facsimile: (212) 403-2000

(b) If to the Company:

MBIA Inc.

113 King Street

Armonk, NY 10504

Attn:  Ram Wertheim, General Counsel

Facsimile: (914) 765-3919

      with a copy to (which copy alone shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn:  Nicholas F. Potter

          Steven J. Slutzky

Telephone: (212) 919-6000

Fax: (212) 919-6836

6.8 Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Disclosure Schedules hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor may syndicate up to 20% of the aggregate purchase price for the Securities to co-investors with the Company’s prior written consent solely with respect to the identity of such person (which shall not be unreasonably withheld) so long as the Investor retains control, directly or indirectly, over the voting and disposition of such Securities in the hands of such co-investor (including by being a general partner of an investment vehicle holding such Securities) (any such assignment shall be included in the term “Investor”). For the avoidance of doubt, the confidentiality agreement, dated as of November 28, 2007, by and between the Company and Warburg Pincus LLC shall be void and supplanted by the terms of this Agreement.

6.9 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein: (a) the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(b) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided that with respect to the Company, Affiliate shall also include Channel Reinsurance Ltd. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(c) the word “or” is not exclusive;

(d) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(e) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close;

(g) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(h) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of Section 4.9 shall inure to the benefit of the persons referred to in that Section.

6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.14 Certain Adjustments. If the representations and warranties set forth in Section 2.2(c) shall not be true and correct, the number of shares of Common Stock and the number of Warrants shall be, at the Investor’s option, proportionately adjusted to provide the Investor the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

*    *    *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

MBIA INC.

By:	/s/ Ram Wertheim
Name:	Ram Wertheim
Title:	General Counsel

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Managing Director

Exhibit A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 10 2007, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

WARRANT

to purchase

[            ]

Shares of Common Stock

dated as of [                    ]

MBIA INC.

a Connecticut Corporation

Issue Date: [                    ]

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Additional Shares” has the meaning given to it in Section 3.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person, provided, that with respect to the Company, also includes Channel Reinsurance Ltd. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Applicable Price” means the greater of (A) the greater of the Market Price per share of outstanding Common Stock on (i) the date on which the Company issues or sells any Common Stock other than Excluded Stock or (ii) the first date of the announcement of such issuance or sale or (B) the Buy-In Price.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the

Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“Board Representatives” means the two people nominated by the Investor to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Board on the Closing Date (as defined in the Investment Agreement).

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Buy-In Price” means the price per share at which the Investor acquires each share of Common Stock pursuant to Section 1.2(a)(2) of the Investment Agreement.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” means, with respect to the Company, the occurrence of any one of the following events:

(A)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date of the Investment Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (C) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representatives will be treated as an Incumbent Directors even if the Persons designated to be such Board Representatives should change;

(B)	any Person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% of the aggregate voting power of the Voting Securities; provided, however, that the event described in this clause (B) will not be deemed a Change of Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided, that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 50% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(C)	a Business Combination, to the extent it is not a Non-Qualifying Transaction; or

(D)	a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Common Stock” means the Company’s common stock, par value $1.00 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means MBIA Inc., a Connecticut corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)) and (B) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant.

“Exercise Price” has the meaning given to it in Section 2.

“Expiration Time” has the meaning given to it in Section 3.

“Governmental Entities” has the meaning given to it in Section 2.2(d) of the Investment Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Incumbent Directors” means individuals who on the date of the Investment Agreement constitute the Board.

“Investment Agreement” means the Investment Agreement, dated as of December 10, 2007, between the Company and the Investor, including all schedules and exhibits thereto.

“Investor” means Warburg Pincus Private Equity X, L.P.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (C) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

“Non-Qualifying Transaction” means any Business Combination that satisfies all of the following criteria: (A) more than 50% of the total voting power of the surviving corporation resulting from a Business Combination, or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving corporation, is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination) and (B) at least a majority of the members of the board of directors of the parent corporation (or, if there is no parent corporation, the surviving corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board approved the execution of the initial agreement providing for such Business Combination.

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preliminary Control Event” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that stockholders tender in response to a tender or exchange offer, that could reasonably result in a Change of Control upon consummation.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Rights Offering” has the meaning given to it in Section 4.10(a) of the Investment Agreement.

“Securities” has the meaning given to it in the recitals of the Investment Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” is defined in Section 2.

“Subsidiary” of a Person means those corporations, banks, savings banks, associations and other Persons of which such Person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities, as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Voting Securities” means the Company’s then outstanding securities eligible to vote for the election of directors.

“Warrantholder” has the meaning given to it in Section 2.

“Warrants” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Warburg Pincus Private Equity X, L.P., its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 8,698,920 fully paid and nonassessable shares of Common Stock, par value $1.00 per share (the “Shares”), of the Company, at a purchase price of $40.00 per Share (the “Exercise Price”). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. To the extent permitted by applicable laws and regulations, including but not limited to the insurance laws of the States of New York and Illinois, the right to purchase the Shares represented by this Warrant are exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the seventh anniversary of the date of issuance of the Warrant (the

“Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Armonk, New York (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company; or

(ii) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, in the event that the issuance of shares of Common Stock pursuant to an adjustment under Section 13 of this Warrant (the “Additional Shares”), or any other aspect of an adjustment to this Warrant made pursuant to Section 13 of this Warrant, cannot be made without a shareholder vote as a result of the application of Rule 312 of the New York Stock Exchange Listing Manual, the Warrantholder shall have the full benefit of the adjustment in Section 13, but the Warrantholder may only exercise this Warrant in the manner permitted by Section 3(B)(ii) with respect to the Additional Shares, and upon any such exercise receive, in lieu of the shares of Common Stock represented by the Additional Shares, cash in an amount equal to the product of (x) the number of shares of Common Stock represented by the Additional Shares that would have been otherwise issuable and (y) the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company, such amount being paid by certified or cashiers check or by wire transfer in same day funds no later than the third Business Day following such exercise; provided, that the restriction on the Warrantholder in this sentence shall no longer be in effect if it is no longer required by the rules of the New York Stock Exchange; provided, further, that at its option, the Company may pay such amount in four quarterly payments, the first payment of which shall be made no more than three (3) Business Days following such exercise by the Warrantholder; provided, further, that each such quarterly payment shall not be for an amount less than 25% of the total amount of such aggregate payment obligation (except for the final payment), and in each case, plus interest computed at the Company’s borrowing rate under its revolving credit facility.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (i) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, including but not limited to those Shares issuable pursuant to Section 13 of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock are then listed or traded and (ii) maintain the listing of such Shares after issuance. The Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A)	Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)	Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

(C)	Notwithstanding anything herein to the contrary, nothing shall prevent any hedging transactions by the Warrantholder or its transferees.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange

Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)	Common Stock Issued at Less than the Applicable Price. If the Company issues or sells any Common Stock other than Excluded Stock for consideration per share less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Applicable Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable, provided, however, no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (i) or (ii) of this Section 13(A):

(i)	In the case of the issuance or sale of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii)	In the case of the issuance or sale of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, provided, however, that such per share fair value as determined by the Board shall not exceed the Applicable Price.

(iii)	In the case of the issuance of (1) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or

(2) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(1)	The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby.

(2)	The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(3)	On any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(4)

On the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale thereof, the Exercise Price and the number of Shares issuable upon exercise of this

Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities.

(5)	If the Exercise Price and the number of Shares issuable upon exercise of this warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (1) or (2) of this Section 13(A)(iii).

(iv)	For the avoidance of doubt, (i) the Company’s issuance or sale of shares of Common Stock in the Rights Offering to the extent not purchased by the Investor pursuant to Section 4.10 of the Investment Agreement shall be subject to the provisions of this Section 13(A) and (ii) the Company’s issuance or sale of shares of Common Stock in the Rights Offering to the extent purchased by the Investor pursuant to Section 4.10 of the Investment Agreement shall not be subject to the provisions of this Section 13(A).

(B)	Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C)

Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)	Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E)	Business Combinations. Subject to Section 14 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification, shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F)	Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, respectively, or more.

(G)	Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)	Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than actions described in this Section 13, which in the opinion of the Board would adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board after consultation with the Investor shall reasonably determine to be equitable in the circumstances. Failure of the Board to provide for any such adjustment will be evidence that the Board has determined that it is equitable to make no such adjustments in the circumstances.

(I)	Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J)	Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K)	No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(L)	Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(M)	Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Change of Control. Upon the occurrence of a Preliminary Control Event, and by delivering written notice thereof to the Company, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A. Payment by the Company to the Warrantholder of such purchase price shall be due only upon the occurrence of the Change in Control and on the date of the occurrence of the Change of Control, subject to the mechanics described in the last paragraph of Exhibit A. At the election of the Company, all or any portion of such purchase price may be paid in Shares valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Control Event (whichever is less), so long as such payment does not cause the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities. To the extent that a payment in Common Shares would cause the Company to fail to comply with New York Stock Exchange rules, once the maximum number of Shares has been paid, the remainder of such purchase price may be paid in the form of cash. The Company agrees that it will not take any action resulting in a Preliminary Control Event in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 14. Under no circumstances shall the Warrantholder be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted.

15. Contest and Appraisal Rights. Upon each determination of Market Price or fair market value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or fair market value, and the method and basis of determination thereof, as the case may be. If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Market Price, or fair market value (if such determination solely involves Market Price), is disputed, such dispute shall be submitted, at the Company’s expense, to a New York Stock Exchange member firm selected by the Company and acceptable to the Warrantholder, whose determination of Market Price or fair market value, as the case may be, shall be binding on the Company and the Warrantholder. In the event that a determination of fair market value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

16. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of New York, without giving effect to the conflict of laws principles.

17. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19. Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

20. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Restated Articles of Incorporation.

21. Entire Agreement. This Warrant and the forms attached hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [                    ]

MBIA INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Acknowledged and Agreed:

WARBURG PINCUS
PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general
partner
By:	Warburg Pincus X LLC, its general
partner
By:	Warburg Pincus Partners LLC, its sole
member
By:	Warburg Pincus & Co., its managing
member

By:
Name:
Title:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date:

TO: MBIA Inc.

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be

Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

Exhibit B

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 10 2007, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

B-WARRANT

to purchase

[            ]

Shares of Common Stock

dated as of [                    ]

MBIA INC.

a Connecticut Corporation

Issue Date: [                    ]

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person, provided, that with respect to the Company, also includes Channel Reinsurance Ltd. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Applicable Price” means the greater of (A) the greater of the Market Price per share of outstanding Common Stock on (i) the date on which the Company issues or sells any Common Stock other than Excluded Stock or (ii) the first date of the announcement of such issuance or sale or (B) the Buy-In Price.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“Board Representatives” means the two people nominated by the Investor to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Board on the Closing Date (as defined in the Investment Agreement).

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Buy-In Price” means the price per share at which the Investor acquires each share of Common Stock pursuant to Section 1.2(a)(2) of the Investment Agreement.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” means, with respect to the Company, the occurrence of any one of the following events:

(A)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date of the Investment Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (C) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representatives will be treated as an Incumbent Directors even if the Persons designated to be such Board Representatives should change;

(B)	any Person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% of the aggregate voting power of the Voting Securities; provided, however, that the event described in this clause (B) will not be deemed a Change of Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided, that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 50% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(C)	a Business Combination, to the extent it is not a Non-Qualifying Transaction; or

(D)	a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Common Stock” means the Company’s common stock, par value $1.00 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means MBIA Inc., a Connecticut corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)) and (B) shares of Common Stock to be issued to employees, consultants and advisors of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant.

“Exercise Approval” means any and all shareholder approvals as may be necessary under any applicable law or regulation or requirement of any applicable securities exchange, including but not limited to the applicable New York Stock Exchange rules, such that this Warrant may be exercisable for Shares.

“Exercise Price” has the meaning given to it in Section 2.

“Expiration Time” has the meaning given to it in Section 3.

“Governmental Entities” has the meaning given to it in Section 2.2(d) of the Investment Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Incumbent Directors” means individuals who on the date of the Investment Agreement constitute the Board.

“Investment Agreement” means the Investment Agreement, dated as of December 10, 2007, between the Company and the Investor, including all schedules and exhibits thereto.

“Investor” means Warburg Pincus Private Equity X, L.P.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (A) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (C) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Company.

“Non-Qualifying Transaction” means any Business Combination that satisfies all of the following criteria: (A) more than 50% of the total voting power of the surviving corporation resulting from a Business Combination, or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving corporation, is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination) and (B) at least a majority of the members of the board of directors of the parent corporation (or, if there is no parent corporation, the surviving corporation)

following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board approved the execution of the initial agreement providing for such Business Combination.

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preliminary Control Event” means, with respect to the Company, (A) the execution of definitive documentation for a transaction or (B) the recommendation that stockholders tender in response to a tender or exchange offer, that could reasonably result in a Change of Control upon consummation.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Rights Offering” has the meaning given to it in Section 4.10(a) of the Investment Agreement.

“Securities” has the meaning given to it in the recitals of the Investment Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” is defined in Section 2.

“Subsidiary” of a Person means those corporations, banks, savings banks, associations and other Persons of which such Person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities, as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Voting Securities” means the Company’s then outstanding securities eligible to vote for the election of directors.

“Warrantholder” has the meaning given to it in Section 2.

“Warrants” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Warburg Pincus Private Equity X, L.P., its affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 7,430,112 fully paid and nonassessable shares of Common Stock, par value $1.00 per share (the “Shares”), of the Company, at a purchase price of $40.00 per Share (the “Exercise Price”). The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. To the extent permitted by applicable laws and regulations, including but not limited to the insurance laws of the States of New York and Illinois, the right to purchase the Shares represented by this Warrant are exercisable, in whole or in part by the Warrantholder, at any time or from time to time after 9:00 a.m., New York City time, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the seventh anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Armonk, New York (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company; or

(ii) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, prior to obtaining the Exercise Approval, the Warrantholder may only exercise this Warrant in the manner permitted by Section 3(B)(ii) and upon any such exercise receive, in lieu of the shares of Common Stock, cash in an amount equal to the product of (x) the number of shares of Common Stock that would have been otherwise issuable and (y) the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company, such amount being paid by certified or cashiers check or by wire transfer in same day funds no later than the third Business Day following such exercise; provided, however, that at its option, the Company may pay such amount in four quarterly payments, the first payment of which shall be made no more than three (3) Business Days following such exercise by the Warrantholder; provided, further, that each such quarterly payment shall not be for an amount less than 25% of the total amount of such aggregate payment obligation (except for the final payment), and in each case, plus interest computed at the Company’s borrowing rate under its revolving credit facility.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will, beginning at a time prior to the Exercise Approval and thereafter at all times, reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (i) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, including but not limited to those Shares issuable pursuant to Section 13 of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock are then listed or traded and (ii)

maintain the listing of such Shares after issuance. The Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock less the Exercise Price for such fractional share.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A)	Subject to compliance with clause (B) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B)	Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

(C)	Notwithstanding anything herein to the contrary, nothing shall prevent any hedging transactions by the Warrantholder or its transferees.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange

Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)	Common Stock Issued at Less than the Applicable Price. If the Company issues or sells any Common Stock other than Excluded Stock for consideration per share less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Applicable Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable, provided, however, no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (i) or (ii) of this Section 13(A):

(i)	In the case of the issuance or sale of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii)	In the case of the issuance or sale of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, provided, however, that such per share fair value as determined by the Board shall not exceed the Applicable Price.

(iii)	In the case of the issuance of (1) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or

(2) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(1)	The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby.

(2)	The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(3)	On any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(4)

On the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this

Warrant shall have been adjusted upon the issuance or sale thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities.

(5)	If the Exercise Price and the number of Shares issuable upon exercise of this warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; provided, however, that no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to subclauses (1) or (2) of this Section 13(A)(iii).

(iv)	For the avoidance of doubt, (i) the Company’s issuance or sale of shares of Common Stock in the Rights Offering to the extent not purchased by the Investor pursuant to Section 4.10 of the Investment Agreement shall be subject to the provisions of this Section 13(A) and (ii) the Company’s issuance or sale of shares of Common Stock in the Rights Offering to the extent purchased by the Investor pursuant to Section 4.10 of the Investment Agreement shall not be subject to the provisions of this Section 13(A).

(B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new number of shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (excluding those referred to in Section 13(B)), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the fair market value (as reasonably determined by the Board) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations. Subject to Section 14 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification, shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, respectively, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than actions described in this Section 13, which in the opinion of the Board would adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board after consultation with the Investor shall reasonably determine to be equitable in the circumstances. Failure of the Board to provide for any such adjustment will be evidence that the Board has determined that it is equitable to make no such adjustments in the circumstances.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(L) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(M) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Change of Control. Upon the occurrence of a Preliminary Control Event, and by delivering written notice thereof to the Company, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A. Payment by the Company to the Warrantholder of such purchase price shall be due only upon the occurrence of the Change in Control and on the date of the occurrence of the Change of Control, subject to the mechanics described in the last paragraph of Exhibit A. At the election of the Company, all or any portion of such purchase price may be paid in Shares valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Control Event (whichever is less), so long as such payment does not cause the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities. To the extent that a payment in Common Shares would cause the Company to fail to comply with New York Stock Exchange rules, once the maximum number of Shares has been paid, the remainder of such purchase price may be paid in the form of cash. The Company agrees that it will not take any action resulting in a Preliminary Control Event in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 14. Under no circumstances shall the Warrantholder be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted.

15. Contest and Appraisal Rights. Upon each determination of Market Price or fair market value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or fair market value, and the method and basis of determination thereof, as the case may be. If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Market Price, or fair market value (if such determination solely involves Market Price), is disputed, such dispute shall be submitted, at the Company’s expense, to a New York Stock Exchange member firm selected by the Company and acceptable to the Warrantholder, whose determination of Market Price or fair market value, as the case may be, shall be binding on the Company and the Warrantholder. In the event that a determination of fair market value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

16. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of New York, without giving effect to the conflict of laws principles.

17. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19. Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

20. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Restated Articles of Incorporation.

21. Entire Agreement. This Warrant and the forms attached hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [                    ]

MBIA INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Acknowledged and Agreed:

WARBURG PINCUS
PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general
partner
By:	Warburg Pincus X LLC, its general
partner
By:	Warburg Pincus Partners LLC, its sole
member
By:	Warburg Pincus & Co., its managing
member
By:
Name:
Title:

[Signature Page to B-Warrant]

[Form Of Notice Of Exercise]

Date:

TO: MBIA Inc.

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be

Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

Exhibit C

VOTING TRUST AGREEMENT

This VOTING TRUST AGREEMENT (this “Agreement”), dated as of             , 2007, is entered into by and among MBIA Inc., a corporation organized under the laws of Connecticut (the “Company”), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (the “Investor”), and                     , corporation organized under the laws of                      (the “Voting Trustee”), and each person that may be designated by the Investor as a Voting Trustee.

W I T N E S S E T H :

WHEREAS, the Company and the Investor have entered into an Investment Agreement, dated as of December 10, 2007 (the “Investment Agreement”);

WHEREAS, the Investment Agreement contemplates the parties entering into this Agreement at the Closing under the Investment Agreement pending receipt of applicable Insurance Regulatory Approvals pursuant to which the Investor would: (a) enter into a separate custodial agreement with the Voting Trustee whereby the Investor would deposit in a fiduciary account with the Voting Trustee              shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), which represents the number of shares in excess of 9.9% of the Common Stock as of the Closing Date, all additional shares of Common Stock that may be issued as a dividend on such shares and all other shares of Common Stock or any other securities of the Company having voting power (as defined in Section 22 hereof) (such shares the “Voting Shares”) hereinafter acquired by the Investor during the term of this Agreement (collectively, the “Securities”); and (b) vest in the Voting Trustee, subject to the terms below, the power to vote the Securities.

WHEREAS, terms used herein and not otherwise defined shall have the meanings given them in the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.	ISSUANCE AND TRANSFER OF SECURITIES TO VOTING TRUSTEE.

(a) Concurrently with its acquisition of Securities at the Closing, the Investor shall deposit, or shall cause its Affiliates to deposit, with the Voting Trustee Securities to be issued on the Closing Date in excess of 9.9% of the total vote represented by all Voting Shares outstanding on the Closing Date (after giving effect to the acquisition of Securities by the Investor);

(b) The Voting Trustee hereby accepts the trust created by this Agreement (the “Trust”), and covenants and agrees to perform faithfully and diligently the covenants and agreements contained herein.

(c) Promptly following the execution of this Agreement, the Investor shall enter into a custodial agreement with the Voting Trustee pursuant to which the Investor shall deposit the Securities in a fiduciary account to be held by the Voting Trustee who shall act as custodian and hold the Securities for the term of this Agreement, subject to terms to be mutually agreed upon by the Investor and the Voting Trustee, provided that such terms are not inconsistent with the purpose and terms of this Agreement.

(d) The Securities deposited in the Trust at the Closing, together with any securities deposited with the Voting Trustee pursuant to subparagraph (e) of this Section 1 or any other provision of this Agreement, are hereinafter referred to as the “Deposited Securities”.

(e) In the event that the Investor or any of its Affiliates or any other holder of a Voting Trust Certificate acquires, during the term of the Trust, additional securities of the Company having voting powers, the Investor or such other holder shall promptly deposit, or the Investor shall cause its Affiliates promptly to deposit, certificates for such additional Securities with the Voting Trustee.

(f) No person other than the Investor, any holder of Voting Trust Certificates or any Affiliate of the Investor may deposit any Securities with the Voting Trustee.

(g) All certificates for Securities deposited with the Voting Trustee pursuant to this Agreement shall be duly endorsed or accompanied by duly executed stock powers or other instruments of transfer. Such certificates shall be surrendered by the Voting Trustee to the Company for cancellation in exchange for the issuance by the Company, following the filing of this Agreement at the registered office of the Company in the State of Delaware pursuant to Section 26 hereof, to the Voting Trustee of new stock certificates registered in the name of the Voting Trustee in its capacity as trustee of the Trust.

(h) Upon receipt of certificates for Deposited Securities pursuant to subparagraph (a) or (c) of this Section 1, the Voting Trustee shall issue and deliver to the Investor or its designated Affiliate, as applicable, Voting Trust Certificates in the form set forth in Section 14 hereof evidencing the number and class of Deposited Securities so deposited.

2.	VOTING TRUSTEE.

(a) The Voting Trustee (and any successor Voting Trustee) may at any time resign by notifying the Investor and the Company in writing of such resignation, which shall take effect ten days thereafter or upon the earlier acceptance thereof by the Company and the Investor. The Investor may also, at any time upon ten days’ prior notice, cause the resignation and replacement of the Voting Trustee. Subject to subparagraph (b), below, upon the death, incapacity, resignation or disqualification (as described below) of any Voting Trustee, the Investor shall appoint promptly a successor Voting Trustee.

(b) No person shall be appointed as a successor Voting Trustee if such person is the Investor, an Affiliate of the Investor, or the holder of Voting Trust Certificates (the “Independence Qualifications”). In addition, any Voting Trustee shall be disqualified from serving as a Voting Trustee effective immediately upon the occurrence of any event causing such Voting Trustee no longer to meet the Independence Qualifications. Upon the disqualification of the Voting Trustee or any successor Voting Trustee, such Voting Trustee shall immediately cease to be a Voting Trustee. All appointments of successor Voting Trustees shall be notified to the regulatory authorities set forth on Schedule A to this Agreement (the “Regulators”).

(c) Any successor Voting Trustee appointed as herein provided shall indicate its acceptance of such appointment by signing a counterpart of this Agreement and upon the filing by the Voting Trustee of such counterpart at the registered office of the Company in the State of New York such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Voting Trustee as though such successor had been originally a party to this Agreement as a Voting Trustee.

3.	ACTION BY VOTING TRUSTEES.

If at any time there is more than one Voting Trustee, then the Voting Trustees may act by a unanimous written consent signed by all the Voting Trustees or by the affirmative vote of at least two Voting Trustees at a meeting called by any Voting Trustee upon two days’ notice to the other Voting Trustee(s), unless such notice is waived by each Voting Trustee not receiving such notice. Two Voting Trustees shall constitute a quorum for the transaction of business at a meeting thereof. The Voting Trustees shall have the power to designate one Voting Trustee to execute certificates and other documents on behalf of all of them in furtherance of their collective decisions. The Voting Trustees may, from time to time, adopt and/or amend their own rules of procedure, and shall record and keep records of all their proceedings at their office.

4.	RIGHTS AND POWERS OF VOTING TRUSTEE.

(a) The Voting Trustee shall possess and be entitled to exercise, subject to the provisions hereof (in particular those contained in Section 28 of this Agreement) and of the Restated Certificate of Incorporation and By-laws of the Company and applicable law, all the rights and powers of registered owners of the Deposited Securities as long as they are subject to the Trust, including, but without limitation, the right and power (i) to vote and exercise all other rights with respect to the Deposited Securities, either in person or by proxy, on every matter for which the Deposited Securities may be voted, or to give written consent in lieu of voting thereon, (ii) to waive notice of any regular or special meeting of stockholders of the Company, (iii) to call meetings of stockholders of the Company and (iv) to exercise all other voting rights and powers pertaining to ownership of the Shares; it being expressly stipulated that no voting right shall pass to others by or under the Voting Trust Certificates, under this Agreement or by or under any other agreement express or implied. The Voting Trustee shall vote all Deposited Securities with respect to all matters, including without limitation the election and removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a written consent). Notwithstanding the foregoing, the Voting Trustee agrees that, in voting any Deposited Securities, it will vote solely in proportion with the votes cast by all holders of voting securities of the Company on any matter put before them.

(b) The Voting Trustee is authorized to become party to or prosecute or defend or intervene in any suits or legal proceedings in its capacity as securityholder of the Company, acting solely at the direction of the Investor, and the Investor agrees to hold the Voting Trustee harmless from any action or omission by the Voting Trustee, acting in conformity with the instructions of the Investor, in any such suit or legal proceeding.

(c) The Voting Trustee shall be present, whether in person or represented by proxy, at all annual and special meetings of the Company held during the period for which the Trust is in existence, so that all Deposited Securities may be counted for the purposes of determining the presence of a quorum at such meeting.

5.	DIVIDENDS.

(a) The Voting Trustee shall instruct the Company to pay all dividends and distributions upon the Deposited Securities, other than any dividend or distribution paid in shares of Common Stock or other voting securities of the Company having voting powers, directly to the holders of the Voting Trust Certificates. The Voting Trustee shall be obligated to pay to such holders any dividend or distribution paid by the Company to the Voting Trustee in contravention of the instructions given by the Voting Trustee. All such dividends and distributions shall be paid to such holders ratably, in accordance with the number and class of Deposited Securities represented by their respective Voting Trust Certificates and in no event shall the Voting Trustee accumulate or reinvest any such dividends or distributions.

(b) If any dividend or distribution in respect of the Deposited Securities is paid, in whole or in part, in shares of securities of the Company having voting powers, the Voting Trustee shall hold, subject to the terms of this Agreement, the certificates for such securities that are received by it on account of such dividend or distribution, and the holder of each Voting Trust Certificate representing Deposited Securities on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number and class of securities so paid with respect to such Deposited Securities.

(c) Holders of Voting Trust Certificates entitled to receive the dividends or distributions, or Voting Trust Certificates in respect thereof, described in this Section 5 shall be those holders registered as such on the transfer books of the Voting Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its securities entitled to receive such dividends or distributions.

6.	SUBSCRIPTION RIGHTS.

In case any securities of the Company are offered for subscription to the Voting Trustee in its capacity as holder of Deposited Securities, including, without limitation, pursuant to the terms of the Rights Offering contemplated by the Investment Agreement, the Voting Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the Voting Trust Certificates. If the subscription offer does not consist of securities having voting powers, the holders of Voting Trust Certificates shall be entitled to subscribe directly in proportion to their respective interests, and the Voting Trustee shall take such actions as shall be requested by such holders in order to facilitate such subscription. If the subscription offer consists of securities having voting powers, then upon receipt by the Voting Trustee on or before the last day fixed by the Company for subscription and payment of a request from any such holder of a Voting Trust Certificate to subscribe for securities on its behalf, accompanied by the sum of money required to pay for such securities, the Voting Trustee shall make such subscription and payment subject to the terms and conditions set forth in the Investment Agreement. Upon receiving from the Company the certificates for securities so subscribed for, the Voting Trustee shall issue to such holder a Voting Trust Certificate in respect thereof.

7.	DISSOLUTION OF THE COMPANY.

In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, this Agreement shall automatically terminate at the time of such dissolution or liquidation, unless renewed by the Investor and the Voting Trustee, and the Voting Trustee shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the Deposited Securities directly to the holders of Voting Trust Certificates in proportion to their interests, and the Voting Trustee shall distribute to such holders any distribution received by the Voting Trustee in contravention of such instructions. In no event shall the Voting Trustee accumulate or reinvest any such moneys, securities, rights or property.

8.	REORGANIZATION OF THE COMPANY.

In the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, or there is a recapitalization or similar transaction, then this Agreement shall automatically terminate at the time of consummation of such merger, consolidation, transfer or recapitalization or similar transaction unless renewed by the Investor and the Voting Trustee.

9.	TRANSFER OF SECURITIES.

In the event of a proposed transfer of all or any part of the Deposited Securities by a holder of a Voting Trust Certificate to a transferee other than the Investor or any other person to which the transfer of Voting Trust Certificates would be permissible pursuant to Section 15, such holder shall deliver to the Voting Trustee written notice of such proposed transfer, along with a certification by such holder of the intention of the holder to make such transfer and the Voting Trust Certificates representing the Deposited Securities proposed to be transferred. The certification shall be in such form as is reasonably determined by the Voting Trustee. Within three days after the receipt of such notice and certification, the Voting Trustee shall deliver to such holder certificates for the number and class of Deposited Securities proposed to be transferred properly endorsed to the proposed transferees and shall cancel the Voting Trust Certificates surrendered by such holder. The Voting Trustee shall concurrently issue and deliver to such holder Voting Trust Certificates for the balance of the Deposited Securities that were represented by the surrendered Voting Trust Certificates. In the event that the proposed transfer is not completed within ten days following the delivery of such certificates to such holder, the holder shall redeposit such certificates with the Voting Trustees in accordance with the provisions of this Agreement and shall be issued new Voting Trust Certificates with respect thereto.

10.	COMPENSATION OF VOTING TRUSTEES.

The Voting Trustee shall receive for its services hereunder from the Company the sum of $             per annum, or such other amount as may be agreed in writing by the Company and the Voting Trustee. The Voting Trustee at the expense of the Company may employ, consistent with its duties expressed herein, counsel and such other assistance as it may deem reasonably necessary in the performance of their functions.

11.	TERM; RENEWAL; TERMINATION PROCEDURE.

(a) Except as otherwise provided herein, the Trust and this Agreement shall not be terminable and Deposited Securities may not be withdrawn from the Trust.

(b) The Trust may be terminated (i) at any time with the prior written consent of the Voting Trustee and the Company, (ii) by notice given to the Voting Trustee by the holders of the outstanding Voting Trust Certificates at any time following receipt of all required Insurance Regulatory Approvals, (iii) at such time as the Investor and the Voting Trust collectively own in the aggregate Securities representing less than 10% of the total vote represented by all Voting Shares then outstanding, or (iv) upon a transfer of Deposited Securities in accordance with Section 16 hereof (in which case the Trust will terminate only as to the Deposited Securities so transferred). At least two business days prior to the termination of the Trust pursuant to the first sentence of this Section 11(b), the Voting Trustee shall mail written notice of such termination to the Regulators.

(c) Upon termination of the Trust, the Voting Trust Certificates shall cease to have any effect, and the holders of such Voting Trust Certificates shall have no further rights under this Agreement other than to receive (i) certificates for securities or other property distributable under the terms hereof upon the surrender of such Voting Trust Certificates and (ii) any dividends or distributions paid to the Voting Trustee in contravention of its instructions to the Company as described herein. Promptly after the termination of the Trust, the Voting Trustee shall deliver to the holders of Voting Trust Certificates, at their addresses as they appear on the transfer books of the Voting Trustee, properly endorsed certificates for the number and class of Deposited Securities represented by the Voting Trust Certificates actually received from them.

12.	LIABILITY OF VOTING TRUSTEE.

The Voting Trustee shall exercise its best judgement in voting the Deposited Securities or otherwise in acting hereunder but shall not be liable to any person hereunder for any thing done or suffered or omitted in connection therewith except for its own individual willful misconduct or gross negligence. No Voting Trustee shall be required to give any bond or other security for the discharge of its duties.

13.	INDEMNIFICATION.

The Company shall indemnify and hold harmless the Voting Trustee and its successors, assigns, executors, administrators and heirs from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, suits, costs, expenses or disbursements (including without limitation legal fees and expenses) of any kind and nature (“Losses”) resulting from or arising out of this Agreement or the enforcement of any of the terms hereof or in any way relating to or arising out of the administration of the Trust or the action or inaction of the Voting Trustee hereunder, except to the extent that any such Losses arise out of or result from the individual willful misconduct or gross negligence of such Voting Trustee in the performance of his duties hereunder.

14.	FORM OF VOTING TRUST CERTIFICATES.

The Voting Trust Certificates shall be in the following form:

No.                      Securities

[Describe class of stock)

MBIA INC.

A CONNECTICUT CORPORATION

VOTING TRUST CERTIFICATE FOR STOCK

This certificate is issued, received and held under, and the rights of the holder hereof are subject to, the terms of a Voting Trust Agreement dated as of [•], (the “Voting Trust Agreement”), by and among [fill in] and the Voting Trustee identified therein, and the holder of this certificate, by acceptance hereof, assents and is bound to all the provisions of such Voting Trust Agreement as if such Voting Trust Agreement had been signed by it in person. Unless otherwise defined, terms used in this Voting Trust Certificate shall have the meaning given to them in the Voting Trust Agreement.

THE RIGHTS OF THE HOLDER TO TRANSFER THIS VOTING TRUST CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS AND CONDITIONS OF THE VOTING TRUST AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE EXAMINED AT THE REGISTERED OFFICE OF MBIA INC. (THE “COMPANY”), IN THE STATE OF NEW YORK OR IF NOT ON FILE AT SUCH OFFICE WILL BE FURNISHED BY THE VOTING TRUSTEE TO EACH HOLDER WHO REQUESTS A COPY.

This certifies that                              or registered assigns is entitled to all the benefits arising from the deposit with the Voting Trustee under the Voting Trust Agreement of certificates for Securities of the Company as provided in the Voting Trust Agreement and subject to the terms thereof. Until the Voting Trustee shall have delivered the Securities held under the Voting Trust Agreement to or as directed by the holders of the Voting Trust Certificates as provided in the Voting Trust Agreement, the Voting Trustee shall, subject to the terms of the Voting Trust Agreement, possess and shall be entitled to exercise all rights and powers of a registered owner of such Securities, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the holder hereof, or his assigns, under this certificate or any agreement, express or implied.

Under the Voting Trust Agreement, the Voting Trustee is required to attend all annual and special meetings of the Company and to vote all Deposited Securities with respect to all matters, including without limitation the election and removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a written consent). Notwithstanding this, the Voting Trustee, in voting any Deposited Securities, is required under the Voting Trust Agreement to vote solely in proportion with the votes cast by all holders of voting securities of the Company on any matter put before them. Under the Voting Trust Agreement, the holder hereof is required to deposit any securities of the Company having voting powers which are acquired by the holder with the Voting Trustee under the Voting Trust Agreement.

The Voting Trustee shall instruct the Company to pay all dividends and distributions upon the Securities deposited with the Voting Trustees, other than any dividend or distribution paid in securities of the Company having voting powers, directly to the holders of the Voting Trust Certificates. Such dividend or distribution shall be paid to such holders ratably, in accordance with the number and class of shares represented by their respective Voting Trust Certificates.

If any dividend or distribution in respect of the securities deposited with the Voting Trustee is paid, in whole or in part, in securities of the Company having voting powers, the Voting Trustee shall hold, subject to the terms of the Voting Trust Agreement, the certificates for such securities that are received by it on account of such dividend or distribution, and the holder of each Voting Trust Certificate representing Deposited Securities on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under the Voting Trust Agreement for the number and class of Deposited Securities so paid with respect to the Securities represented by such Voting Trust Certificate.

Holders of Voting Trust Certificates entitled to receive the dividends or distributions, or Voting Trust Certificates in respect thereof, described herein shall be those holders registered as such on the transfer books of the Voting Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions.

In the event of the dissolution or total or partial liquidation of the Company, the Voting Trust Agreement shall automatically terminate at the time of such dissolution or liquidation, unless renewed by the Investor and the Voting Trustee, and the Voting Trustee shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the Securities deposited with the Voting Trustee directly to the holders of the Voting Trust Certificates in proportion to their interests, as shown by the transfer books of the Voting Trustee, and the Voting Trustee shall distribute to such holders any amounts received by the Voting Trustee in contravention of such instructions.

Certificates for the number and class of Deposited Securities then represented by this certificate shall be due and deliverable hereunder upon the termination of the Voting Trust as provided in the Voting Trust Agreement.

The Voting Trust Agreement shall continue in full force and effect unless and until terminated under the circumstances described in the Voting Trust Agreement. Subject to the restrictions on transfer contained in the Voting Trust Agreement, this certificate is transferable on the books of the Voting Trustee at its office maintained for that purpose, the location of which shall be designated by the Voting Trustee by notice from time to time, by the holder hereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Voting Trustee and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law and the Voting Trust Agreement, be transferable with the same effect as in the case of a negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by such holder, shall vest title hereto and all rights hereunder in any transferee permitted under the Voting Trust Agreement; provided, however, that the Voting Trustee may treat the registered holder hereof as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Voting Trustee shall not be bound or affected by any notice to the contrary or by any notice of any trust, whether express, implied or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the securities represented hereby; provided, however, that no delivery of securities hereunder shall be required without surrender hereof properly endorsed.

This certificate shall not be valid for any purpose until duly signed by the Voting Trustee.

The phrase “Voting Trustee” as used in this certificate means the Voting Trustee or any successor Voting Trustees acting under such Voting Trust Agreement.

IN WITNESS WHEREOF, the Voting Trustee has signed this certificate on                                         ,             .

Voting Trustee

(Form of Assignment)

FOR VALUE RECEIVED                                  hereby assigns the within certificate, and all rights and interest represented thereby, to                                  and appoints                                  attorney to transfer this certificate on the books of the Voting Trustee mentioned therein, with full power of substitution.

Dated

Note: The signature on this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement or any change whatever.

15.	TRANSFER OF CERTIFICATES.

(a) The Voting Trust Certificates may not be transferred to any person except to the extent that transfers of Securities owned by the Investor and its Affiliates are permitted under the terms of the Investment Agreement. Subject to the foregoing limitation, the Voting Trust Certificates shall be transferable by the holders thereof on the transfer books of the Voting Trustee at its office maintained for such purpose, the location of which it shall designate by notice from time to time, according to the rules established for that purpose by the Voting Trustee, and the Voting Trustee may treat the registered holders as owners thereof for all purposes whatsoever, except that they shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.

(b) If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Voting Trustee, in its discretion, may issue a duplicate of such certificate upon receipt of: (i) evidence of such fact satisfactory to it; (ii) indemnity satisfactory to it; (iii) the existing certificate, if mutilated; and (iv) its reasonable fees and expenses in connection with the issuance of a new Voting Trust Certificate.

16.	NOTICES.

(a) Unless otherwise in this Agreement specifically provided, any notice to or communication with any holder of Voting Trust Certificates other than the Investor may be sent by mail, either regular, registered or certified with return receipt requested, addressed to such holder at its address appearing on the transfer books of the Voting Trustee.

(b) Any notice, request, instruction or other document to be given hereunder by any party to the other parties will be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Voting Trustee:

[•]

with a copy (which copy alone shall not constitute notice) to:

[•]

If to the Investor:

Warburg Pincus Equity Partners, L.P.

466 Lexington Avenue

New York, New York 10017-3140

Attn: Kewsong Lee

Facsimile: (212) 716-5032

with a copy (which copy alone shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019-6150

Attn: Craig M. Wasserman

          Igor Kirman

Facsimile: (212) 403-2000

If to the Company:

MBIA Inc.

113 King Street

Armonk, NY 10504

Attn: Ram Wertheim, General Counsel

Facsimile: (914) 765-3919

with a copy (which copy alone shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn: Nicholas F. Potter

          Steven J. Slutzky

Telephone: (212) 919-6000

Fax: (212) 919-6836

(c) All distributions of cash, securities or other property hereunder by the Voting Trustee to the holders of Voting Trust Certificates may be made in the same manner as hereinabove provided for the giving of notices to the holders of Voting Trust Certificates.

(d) All notices concerning amendments, extensions or the termination of this Agreement or concerning the death, incapacity, resignation or disqualification of any Voting Trustee shall also be delivered to the Regulators.

17.	CONTINUING AGREEMENT.

All Voting Trust Certificates issued as herein provided shall be issued, received and held subject to all the terms of this Agreement.

18.	GOVERNING LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

19.	COUNTERPARTS AND FACSIMILE.

For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

20.	COMPLETE AGREEMENT.

This Agreement (including the Schedules hereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, except that this Agreement shall not supersede or otherwise modify in any respect any agreement of the parties hereto contained in the Investment Agreement or the Warrant.

21.	AMENDMENTS AND WAIVERS.

At any time prior to the termination of this Agreement, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party; provided that any such amendment or waiver may only be made with the prior written consent of the Regulators.

22.	HEADINGS; INTERPRETATION.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, any reference to securities of the Company “having voting powers” shall refer to any securities of the Company having the power to vote in the election of directors of the Company, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency.

23.	GENDER AND NUMBER.

In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

24.	REMEDIES.

In the event of any breach of this Agreement, in addition to any legal remedies to the extent allowed by law, in recognition of the fact that remedies at law would not be sufficient, the parties hereto shall be entitled to equitable remedies, including without limitation specific performance and injunctive relief.

25.	FURTHER INSTRUMENTS.

Each party shall from time to time execute and deliver such further instruments as any other party may reasonably request to effectuate the intent of this Agreement.

26.	FILING IN REGISTERED OFFICE.

The Voting Trustees shall file or cause to be filed this Agreement, any amendment or renewal of this Agreement and any counterpart hereof executed by a successor Voting Trustee in the registered office of the Company in the State of New York.

27.	NON-WAIVER OF RIGHTS AND BREACHES.

No failure or delay of any party hereto or any holder of a Voting Trust Certificate in the exercise of any right given to such party or such holder hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or of any other right. The waiver by a party hereto or any holder of a Voting Trust Certificate of any default of any party hereto or any such holder shall not be deemed to be a waiver of any subsequent default or other default by such party or such holder or any other party or holder.

28.	NO POWER TO SELL, TRANSFER ETC. SECURITIES.

The Voting Trustees shall not have any power to sell, assign, transfer, encumber, pledge, grant any security interest in, or consent to the placement of any lien upon or against the Deposited Securities.

29.	BENEFICIARIES.

This Agreement is for the exclusive benefit of the parties hereto and the holders of Voting Trust Certificates and is not intended to confer any rights on any other person except for [the Superintendent of Insurance of the State of New York].

30.	VOTING TRUSTEE TO GIVE ACCOUNT TO HOLDERS.

To the extent requested to do so by the Investor or any holder of a Voting Trust Certificate, the Voting Trustee shall furnish to the party making such request full information with respect to (i) all property theretofore delivered to it as Voting Trustee, (ii) all property then held by it as Voting Trustee, and (iii) all actions theretofore taken by it as Voting Trustee.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Investor, the Company and the Voting Trustee have signed this Agreement as of the date first written above.

WARBURG PINCUS
PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general partner

By:	Warburg Pincus X LLC, its general partner

By:	Warburg Pincus Partners LLC, its sole member

By:	Warburg Pincus & Co., its managing member

By:
Name:
Title:

MBIA INC.

By:
Name:
Title:

[NAME OF TRUSTEE]By:
Name:
Title: